HOME EQUITY ASSET TRUST 2006-4

DERIVED INFORMATION  [3/27/06]

[$1,556,000,000]

Senior, Mezzanine & Subordinate Bonds Offered

(Approximate)

[$1,584,800,100]

Total Certificates Offered & Non-Offered

Home Equity Pass-Through Certificates, Series 2006-4

Credit Suisse First Boston Mortgage Securities Corp.

Depositor

[U.S. Bank, N.A.]

Trustee

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates with a file number of 333-127872.  Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.   Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-221-1037.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement that will be prepared for the securities offering to which this free writing prospectus relates.  This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The information in this free writing prospectus is preliminary, and may be superseded by an additional free writing prospectus provided to you prior to the time you enter into a contract of sale.  This preliminary free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to herein.  The securities are being offered when, as and if issued.  In particular, you are advised that these securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials.

A contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of securities to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.  You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential are not applicable to these materials and should be disregarded.  Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

[$1,556,000,000] (Approximate)

Home Equity Pass-Through Certificates, Series 2006-4

Pricing Information

Offered Certificates (1):

Class	Available Certificate Balance ($)	Pre-Placed Certificate Balance ($)	Loan Group	Bond Type	Coupon (2)	WAL (Years)	Proposed Ratings (Fitch/Moody’s/S&P/DBRS)
1-A -1	-	500,000,000	I	Senior/Adj	LIBOR + [ ]%	2.0	AAA / Aaa / AAA /AAA
2-A-1	467,000,000	-	II	Senior/Adj/Sequential	LIBOR + [ ]%	1.0	AAA / Aaa / AAA /AAA
2-A-2	94,000,000	-	II	Senior/Adj/Sequential	LIBOR + [ ]%	2.0	AAA / Aaa / AAA /AAA
2-A-3	142,000,000	-	II	Senior/Adj/Sequential	LIBOR + [ ]%	3.0	AAA / Aaa / AAA /AAA
2-A-4	82,600,000	-	II	Senior/Adj/Sequential	LIBOR + [ ]%	5.8	AAA / Aaa / AAA /AAA
M-1	-	56,000,000	I & II	Mezzanine/Adj	LIBOR + [ ]%	4.6	AA+ / Aa1 / AA+ / AA (hi)
M-2	-	52,000,000	I & II	Mezzanine/Adj	LIBOR + [ ]%	4.5	AA+ / Aa2 / AA / AA (hi)
M-3	30,400,000	-	I & II	Mezzanine/Adj	LIBOR + [ ]%	4.4	AA / Aa3 / AA / AA
M-4	26,400,000	-	I & II	Mezzanine/Adj	LIBOR + [ ]%	4.3	AA- / A1 / AA / AA (low)
M-5	25,600,000	-	I & II	Mezzanine/Adj	LIBOR + [ ]%	4.3	A+ / A2 / A+ / A (hi)
M-6	23,200,000	-	I & II	Mezzanine/Adj	LIBOR + [ ]%	4.2	A / A3 / A / A
M-7	21,600,000	-	I & II	Mezzanine/Adj	LIBOR + [ ]%	4.2	A- / Baa1 / A- / A (low)
M-8	16,000,000	-	I & II	Mezzanine/Adj	LIBOR + [ ]%	4.2	BBB+/ Baa2 / BBB+ / BBB (hi)
B-1	11,200,000	-	I & II	Subordinate/Adj	LIBOR + [ ]%	4.2	BBB / Baa3 / BBB / BBB (hi)
B-2	8,000,000	-	I & II	Subordinate/Adj	LIBOR + [ ]%	4.2	BBB-/ Ba1 / BBB- / BBB
Total	948,000,000	608,000,000

Non-Offered Certificates (1):

Class	Available Certificate Balance ($)	Pre-Placed Certificate Balance ($)	Loan Group	Bond Type	Coupon (2)	WAL (Years)	Proposed Ratings (Fitch/Moody’s/S&P/DBRS)
B-3	16,000,000	-	I & II	Subordinate/Adj	LIBOR + [ ]%	4.1	BB+ / Ba2 / BB+ / BB (hi)
B-4	12,800,000	-	I & II	Subordinate/Adj	LIBOR + [ ]%	3.7	BB / --- / BB / BB
R (3)	50	-	II	Residual	LIBOR + [ ]%	N/A	AAA / --- / AAA
P (4)	50	-	I & II	Prepayment Penalties	N/A	N/A	AAA / --- / AAA
X	-	-	I & II	Subordinate	N/A	N/A	N/A

(1)

100% of the Prospectus Prepayment Curve (“PPC”) for the fixed rate collateral assumes 4.60% Constant Prepayment Rate (“CPR”) in the first month of the life of the mortgage loans, which then increases by approximately 1.67% CPR in each of the following 11 months.  In month 12, and thereafter, 100% PPC for the fixed rate collateral assumes 23.00% CPR.  100% PPC for the adjustable rate loans assumes 8.00% CPR in the first month of the life of the mortgage loans, which then increases by approximately 2.00% CPR in each of the following 11 months.  In month 12 through 22, 100% PPC for the adjustable rate loans assumes 30.00% CPR.  In month 23 through 27, 100% PPC for the adjustable rate loans assumes 55.00% CPR.  In month 28 and thereafter, 100% PPC for the adjustable rate loans is assumed to remain constant at 35.00% CPR.   The bonds are priced to call at 100% of the PPC and assuming one-month LIBOR and six-month LIBOR are 4.94% and 5.13%, respectively.  The initial class principal balances of the certificates are subject to a variance of no more than plus or minus 5% prior to their issuance.

(2)

The coupons are capped by the applicable Net Funds Cap as described herein.

(3)

Non-economic residual with the tax liabilities of the REMIC.

(4)

The Class P Certificates are entitled to all prepayment penalties that the servicers receive from collections on the mortgage loans.

SUMMARY TERMS

Underwriter:		Credit Suisse Securities (USA) LLC (sole manager).
Depositor:		Credit Suisse First Boston Mortgage Securities Corp.
Servicers:

Wells Fargo Bank, N.A. (approximately [65.0% - 70.0%]), Select Portfolio Servicing, Inc. (“SPS”) (approximately [15.0% - 20.0%]) and JPMorgan Chase Bank, N.A. (approximately [15.0%]).  Refer to additional information about SPS on page 14 herein.

Trustee:		[U.S. Bank, N.A.].
Swap Provider:		Credit Suisse International (CSi). [‘Aa3’/’P-1’ Moody’s; ‘A+’/’A-1’ S&P; ‘AA-‘/’F-1+’ Fitch].
Loss Mitigation Advisor:		Clayton Fixed Income Services Inc. (formerly known as The MurrayHill Company).
Cut-off Date:		On or about April 1, 2006 for the initial Mortgage Loans.
Deal Closing & Investor Settlement Date:		On or about [May 1, 2006].
Distribution Dates:		25th day of each month (or the next succeeding business day), beginning in May 2006.
Accrual Period:

For any class of Offered Certificates and any Distribution Date, the period commencing on the immediately preceding Distribution Date (or, in the case of the first Accrual Period, the closing date) and ending on the day immediately preceding the related Distribution Date.

Delay Days:		0 days.
Prospectus Prepayment Speed (“PPC”):

With respect to the fixed rate Mortgage Loans, 100% of the prepayment assumption (the “Fixed PPC”) describes prepayments starting at 4.60% CPR in month 1, increasing by approximately 1.67% CPR per month to 23.00% CPR in month 12, and remaining at 23.00% CPR thereafter.

With respect to the adjustable rate Mortgage Loans, 100% of the prepayment assumption (the “ARM PPC”) describes 8.00% CPR in the first month of the life of the mortgage loans, which then increases by approximately 2.00% CPR in each of the following 11 months.  In month 12 through 22, 100% PPC for the adjustable rate loans assumes 30.00% CPR.  In month 23 through 27, 100% PPC for the adjustable rate loans assumes 55.00% CPR.  In month 28 and thereafter, 100% PPC for the adjustable rate loans is assumed to remain constant at 35.00% CPR.

Optional Call:	The transaction will have a 10% optional call.	The transaction will have a 10% optional call.
Prefunding Amount:		Approximately [10.0%] - [15.0%].
Capitalized Interest Acct:		Amount to be determined.
Offered Certificates:		The Class 1-A-1, Class 2-A-1, Class 2-A-2, Class 2-A-3, Class 2-A-4, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class B-1 and Class B-2 Certificates.
ERISA Eligibility:

Subject to the considerations and conditions described in the Prospectus Supplement, it is expected that the Class 1-A-1, Class 2-A-1, Class 2-A-2, Class 2-A-3, Class 2-A-4, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class B-1, and Class B-2 Certificates may be purchased by employee benefit plans that are subject to ERISA.  During the period that the Swap Agreement is outstanding, plan investors will be required to represent that they have available certain exemptions based upon the identity of the plan or the fiduciary making the investment decisions on behalf of the plan.

SMMEA Treatment:		None of the classes will constitute “mortgage related securities” for purposes of SMMEA.
Taxation:		REMIC.
Maximum Pool Balance:		The aggregate of the initial principal balance of the Mortgage Loans plus the Prefunding Amount.
Margin Step-up:

If the optional clean-up call is not exercised, the Certificate margin will be increased by the lesser of 50 basis points and (1) the initial pass-through margin for the Class A certificates; and (2) one-half the initial pass-through margin with respect to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class B-1, Class B-2, Class B-3 and Class B-4 Certificates.

Expense Fee Rate:		The per annum rate at which the servicing, trustee, mortgage insurance (as applicable), and loss mitigation advisor fees accrue.
Pass-through Rate:

The pass-through rate for each Class of Certificates for each Distribution Date is a per annum rate equal to the lesser of (i) the sum of the one-month LIBOR for that Distribution Date plus the related certificate margin and (ii) the applicable Net Funds Cap.

Group 1 Excess Interest Amount:

For any Distribution Date, the product of (a) the amount of Monthly Excess Interest required to be distributed on that Distribution Date pursuant to subclause (2)(A) of the Monthly Excess Cashflow waterfall and (b) a fraction, the numerator of which is the Principal Remittance Amount derived from Loan Group 1 and the denominator of which is the Principal Remittance Amount, in each case for that Distribution Date.

Group 1 Senior Net Funds Cap:

For any Distribution Date and the Class 1-A-1 Certificates, will be a per annum rate equal to (1) (a) a fraction, expressed as a percentage, the numerator of which is the product of (x) the Optimal Interest Remittance Amount for loan group 1 on such date and (y) 12, and the denominator of which is the Aggregate Loan Group Collateral Balance of loan group 1 for the immediately preceding Distribution Date, less (b) a fraction, expressed as a percentage, the numerator of which is the product of (i) the Net Swap Payment made to the Swap Provider, if any, and (ii) 12, and the denominator of which is equal to the aggregate collateral balance (the “Net Swap Payment Rate”), multiplied by (2) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the immediately preceding Accrual Period.

Group 2 Senior Net Funds Cap:

For any Distribution Date and the Class 2-A-1, Class 2-A-2, Class 2-A-3, and Class 2-A-4 Certificates, will be a per annum rate equal to (1) (a) a fraction, expressed as a percentage, the numerator of which is the product of (x) the Optimal Interest Remittance Amount for loan group 2 on such date and (y) 12, and the denominator of which is the Aggregate Loan Group Collateral Balance of loan group 2 for the immediately preceding Distribution Date, less (b) Net Swap Payment Rate, multiplied by (2) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the immediately preceding Accrual Period.

Subordinate Net Funds Cap:

For any Distribution Date and the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class B-1, Class B-2, Class B-3 and Class B-4 Certificates, a per annum rate equal to a weighted average of (i) the Group 1 Senior Net Funds Cap and (ii) the Group 2 Senior Net Funds Cap for such Distribution Date; weighted on the basis of the Subordinate Group 1 Balance and Subordinate Group 2 Balance.

Subordinate Group 1 Balance:

For any Distribution Date will be the aggregate of the Stated Principal Balances of the group 1 mortgage loans as of the first day of the related collection period, plus amounts on deposit in the prefunding account for such date related to loan group 1, less the Principal Balance of the Class 1-A-1 Certificates.

Subordinate Group 2 Balance:

For any Distribution Date will be the aggregate of the Stated Principal Balances of the group 2 mortgage loans as of the first day of the related collection period, plus amounts on deposit in the prefunding account for such date related to loan group 2, less the sum of the Class Principal Balances of the Class 2-A-1, Class 2-A-2, Class 2-A-3, and Class 2-A-4 Certificates.

Basis Risk Carry Forward Amount:

If on any Distribution Date, the Pass-Through Rate for a Class of Offered Certificates is based on the related Net Funds Cap, the excess of (i) the amount of interest such Class would have been entitled to receive on such Distribution Date had the applicable Pass-Through Rate not been subject to the related Net Funds Cap, up to the related Maximum Interest Rate, over (ii) the amount of interest such Class of Certificates received on such Distribution Date based on the Net Funds Cap, together with the unpaid portion of any such excess from prior Distribution Dates (and accrued interest thereon at the lesser of (x) the then applicable Pass-Through Rate, without giving effect to the Net Funds Cap and (y) the Maximum Interest Rate) is the “Basis Risk Carry Forward Amount” on such Class of Certificates.  The “Basis Risk Carry Forward Amount” will be distributed from certain amounts received by the Swap Administrator from the Swap Agreement, if any, on a senior basis and from the Monthly Excess Cashflow, if any, on a subordinated basis on the same Distribution Date or in any subsequent period.  The ratings on each Class of Certificates do not address the likelihood of the payment of any Basis Risk Carry Forward Amount.

Maximum Interest Rate:

For the Class 1-A-1, Class 2-A-1, Class 2-A-2, Class 2-A-3, Class 2-A-4 and Class R Certificates and any Distribution Date, an annual rate equal to (a) the weighted average of (i) the weighted average maximum mortgage rate minus the weighted average Expense Fee rate of the adjustable-rate mortgage loans in the related loan group and (ii) the weighted average Net Mortgage Rate of the fixed-rate mortgage loans in the related loan group, multiplied by (b) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the immediately preceding Accrual Period. For the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class B-1, Class B-2, Class B-3 and Class B-4 Certificates and any Distribution Date, an annual rate equal to (a) the weighted average of (x) the weighted average maximum mortgage rate minus the weighted average Expense Fee rate of the adjustable-rate mortgage loans in both loan groups and the (y) weighted average Net Mortgage Rate of the fixed-rate mortgage loans in both loan groups, multiplied by (b) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the immediately preceding Accrual Period.

Net Mortgage Rate:		As to each mortgage loan, and at any time, the per annum rate equal to the mortgage rate of such mortgage loan less the rate at which such loan’s Expense Fee Rate accrues.
Principal and Interest Advancing:

The servicers will be obligated to make advances with respect to delinquent payments of principal and interest on the mortgage loans to the extent deemed recoverable (as described in Prospectus Supplement).

Accrued Certificate Interest:		For each Class of Offered Certificates, on any Distribution Date, shall equal the amount of interest accrued during the related Interest Accrual Period on the related Class Certificate Balance.
Interest Carry Forward Amount:

For each Class of Offered Certificates, on any Distribution Date, shall equal the sum of (i) the excess of (A) the Accrued Certificate Interest for such Class with respect to prior Distribution Dates (excluding any Basis Risk Carry Forward Amount with respect to such Class) over (B) the amount actually distributed to such Class with respect to interest (including amounts attributable to Interest Carry Forward Amounts) on such prior Distribution Dates and (ii) interest on such excess at the Pass-Through Rate for such Class.

Principal Remittance Amount:

The sum of (1) all principal collected (other than payaheads) or advanced in respect of scheduled payments on the mortgage loans during the related Collection Period (less unreimbursed Advances, servicing advances and other amounts due to the servicers and the trustee to the extent allocable to principal) and the principal portion of payaheads previously received and intended for application in the related Collection Period, (2) all principal prepayments received during the related prepayment period, (3) the outstanding principal balance of each mortgage loan repurchased during the calendar month immediately preceding that Distribution Date, (4) the portion of any substitution amount paid with respect to any replaced mortgage loans during the calendar month immediately preceding that Distribution Date allocable to principal, (5) all net liquidation proceeds and any other recoveries (net of unreimbursed Advances, servicing advances and other expenses, to the extent allocable to principal) collected during the related Collection Period, to the extent allocable to principal, (6) amounts withdrawn from the swap account (“Swap Account”) up to the amount required to maintain the required overcollateralization amount for such date, and (7) regarding the July 2006 Distribution Date, the amount remaining in the Prefunding Account at the end of the Prefunding Period in respect of that loan group, less the Capitalization Reimbursement Amount for such Distribution Date.

Optimal Interest Remittance Amount:

For any distribution date and loan group, will be equal to the excess of (i) the product of (1) (x) the weighted average mortgage rate less the weighted average servicing fee rate of the mortgage loans in the related loan group as of the first day of the related Collection Period divided by (y) 12 and (2) the applicable Aggregate Loan Group Collateral Balance for the immediately preceding distribution date, over (ii) any expenses that reduce the Interest Remittance Amount for that loan group which did not arise as a result of a default or delinquency of the mortgage loans and were not taken into account in computing the Expense Fee rate.

Swap Agreement:

On the Closing Date, the Trustee will enter into a Swap Agreement (Notional Schedule displayed on page 12).  Under the Swap Agreement, (i) the Trust will be obligated to pay to the Swap Provider an amount equal to approximately [5.29]% per annum (30/360 accrual) on the notional amount for the related period (as set forth in the Swap Agreement) and (ii) the Trust will be entitled to receive from the Swap Provider an amount equal to one-month LIBOR (actual/360 accrual) on the product of the notional amount and the factor for the related period (as set forth in the Swap Agreement), until the Swap Agreement is terminated. Only the net amount of the two obligations will be paid by the appropriate party (“Net Swap Payment”).

Generally, the Net Swap Payment will be deposited into a Swap Account by the Swap Administrator pursuant to the Pooling and Servicing Agreement and amounts on deposit in the Swap Account will be distributed in accordance with the terms set forth in the Pooling and Servicing Agreement.

Upon early termination of the Swap Agreement, the Trust or the Swap Provider may be liable to make a termination payment (the ‘‘Swap Termination Payment’’) to the other party (regardless of which party caused the termination). The Swap Termination Payment will be computed in accordance with the procedures set forth in the Swap Agreement.  In the event that the Trust is required to make a Swap Termination Payment, in certain instances, that payment will be paid on the related Distribution Date, and on any subsequent Distribution Dates until paid in full,

prior to distributions to Certificateholders.

Credit Enhancement:		1. Excess cashflow.
2. Net Swap Payments received from the Swap Provider (if any)
3. Overcollateralization. 4. Subordination (see table below).

Class	Approximate Expected Initial Credit Enhancement*	Approximate Expected Initial Target Credit Enhancement*	Approximate Expected Final Target Credit Enhancement**
A	[19.65%]	[19.65%]	[39.30%]
M-1	[16.15%]	[16.15%]	[32.30%]
M-2	[12.90%]	[12.90%]	[25.80%]
M-3	[11.00%]	[11.00%]	[22.00%]
M-4	[ 9.35%]	[ 9.35%]	[18.70%]
M-5	[ 7.75%]	[ 7.75%]	[15.50%]
M-6	[ 6.30%]	[ 6.30%]	[12.60%]
M-7	[ 4.95%]	[ 4.95%]	[ 9.90%]
M-8	[ 3.95%]	[ 3.95%]	[ 7.90%]
B-1	[ 3.25%]	[ 3.25%]	[ 6.50%]
B-2	[ 2.75%]	[ 2.75%]	[ 5.50%]
B-3	[ 1.75%]	[ 1.75%]	[ 3.50%]
B-4	[ 0.95%]	[ 0.95%]	[ 1.90%]

*    Prior to stepdown date, based on Maximum Pool Balance.

** After stepdown date, based on current pool balance.

Overcollateralization:	1. Before the Stepdown Date, the required overcollateralization amount is [0.95%] of the Maximum Pool Balance.
2. On and after the Stepdown Date, the required overcollateralization amount is [1.90%] of the outstanding pool balance (subject to a Trigger Event).
3. The required overcollateralization amount is subject to a floor of 0.50% of the Maximum Pool Balance.

4.

On any Distribution Date on or after the Stepdown Date, if a Trigger Event occurs or is continuing, the required overcollateralization amount will be equal to the required overcollateralization amount in effect for the Distribution Date immediately preceding such Distribution Date.

Senior Enhancement Percentage:

With respect to any Distribution Date and the senior certificates, the percentage obtained by dividing (x) the sum of (i) the aggregate Class Certificate Balance of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class B-1, Class B-2, Class B-3, and Class B-4 Certificates and (ii) the overcollateralization amount, in each case prior taking into account the distribution of the Principal Distribution Amount on such Distribution Date, by (y) the aggregate principal balance of the Mortgage Loans, plus amounts on deposit in the prefunding account, as of the first day of the related remittance period.

Most Senior Enhancement Percentage:

With respect to any Distribution Date and the any class of certificates, the percentage obtained by dividing (x) the sum of (i) the aggregate Class Certificate Balance of those classes which are lower in priority and (ii) the overcollateralization amount, in each case prior taking into account the distribution of the Principal Distribution Amount on such Distribution Date, by (y) the aggregate principal balance of the Mortgage Loans, plus amounts on deposit in the prefunding account, as of the first day of the related remittance period.

Stepdown Date:

The earlier to occur of (1) the first Distribution Date following the Distribution Date on which the principal balance of the Class 1-A-1, Class 2-A-1, Class 2-A-2, Class 2-A-3 and Class 2-A-4 are reduced to zero and (2) the later to occur of (i) the Distribution Date in May 2009 and (ii) the first Distribution Date on which the Senior Enhancement Percentage is greater than or equal to approximately [39.30%].

Trigger Event:

A Trigger Event will occur for any Distribution Date if either:

(i)

the Rolling Three Month Delinquency Rate as of the last day of the related Collection Period equals or exceeds the applicable percentage (as set forth below) of the Most Senior Enhancement Percentage for the most senior class of certificates then outstanding:

Class	Percentage
Class A Certificates	[40.71%]
Class M-1 Certificates	[49.54%]
Class M-2 Certificates	[62.02%]
Class M-3 Certificates	[72.73%]
Class M-4 Certificates	[85.56%]
Class M-5 Certificates	[103.23%]
Class M-6 Certificates	[126.98%]
Class M-7 Certificates	[161.62%]
Class M-8 Certificates	[202.53%]
Class B-1 Certificates	[246.15%]
Class B-2 Certificates	[290.91%]
Class B-3 Certificates	[457.14%]
Class B-4 Certificates	[842.11%]

or

(ii) the cumulative realized losses as a percentage of the original Maximum Pool Balance on the closing date for such Distribution Date is greater than the percentage set forth in the following table:

Range of Distribution Dates	Cumulative Loss Percentage
May 2008 – April 2009	[1.20%]*
May 2009 – April 2010	[2.75%]*
May 2010 – April 2011	[4.35%]*
May 2011 – April 2012	[5.60%]*
May 2012 and thereafter	[6.30%]*

* The cumulative loss percentages set forth above are applicable to the first Distribution Date in the corresponding range of Distribution Dates. The cumulative loss percentage for each succeeding Distribution Date in a range increases incrementally by 1/12 of the positive difference between the percentage applicable to the first Distribution Date in that range and the percentage applicable to the first Distribution Date in the succeeding range.

Delinquency Rate:

For any month will be, generally, the fraction, expressed as a percentage, the numerator of which is the aggregate outstanding principal balance of all mortgage loans 60 or more days delinquent (including all bankruptcies, foreclosures and REO Properties) as of the close of business on the last day of such month, and the denominator of which is the Aggregate Collateral Balance as of the close of business on the last day of such month.

Rolling Three Month Delinquency Rate:

For any distribution date will be the fraction, expressed as a percentage, equal to the average of the Delinquency Rates for each of the three (or one and two, in the case of the first and second distribution dates) immediately preceding months.

Registration:	The Offered Certificates will be available in book-entry form through DTC, Clearstream, Luxembourg and Euroclear.
Source for Calculation of One-Month LIBOR:	Telerate Page 3750.
Group Allocation Amount:

For any Distribution Date on or after the Stepdown Date, the product of (a) the Senior Principal Payment Amount for that Distribution Date and (b) a fraction, the numerator of which is the Principal Remittance Amount derived from the related loan group and the denominator of which is the Principal Remittance Amount for both loan groups, in each case for that Distribution Date (as described in the Prospectus Supplement).  For purposes of this definition, the Principal Remittance Amount will be calculated net of subclause (6) in the definition thereof.

Distributions to I. Certificateholders:

1.

From Group 2, to the Trustee, the trustee fee, if any;

2.

From Group 2, to the Loss Mitigation Advisor, the loss mitigation advisor fee;

3.

From Group 1, to the Trustee, the Trustee fee amount remaining unpaid from (1) above, if any;

4.

From Group 1, to the Loss Mitigation Advisor, any loss mitigation advisor fee remaining unpaid from (2) above, if any;

5.

To the Swap Account, any Net Swap Payment or Swap Termination Payment (if the Swap Agreement default is attributable to the trust) owed to the Swap Provider

6.

Concurrently, to the Class A Certificates, Accrued Certificate Interest and any Interest Carry Forward Amounts for such Classes, pro rata; provided that (a) the Class 1-A-1 Certificates receive interest from the Interest Remittance Amount of the Group 1 Loans before any interest is allocated to such classes from the Interest Remittance Amount of the loan group 2 loans and (b) interest amounts distributed to Class 2-A-1, Class 2-A-2, Class 2-A-3, and Class 2-A-4 Certificates are allocated from the Interest Remittance Amount of the loan group 2 loans prior to amounts being paid to such classes from the Interest Remittance Amount of loan group 1 loans;

7.

To the Class M-1 Certificates, first from the Interest Remittance Amount for Loan Group 2 and then from the Interest Remittance Amount for Loan Group 1, Accrued Certificate Interest and any Interest Carry Forward Amount for such Class;

8.

To the Class M-2 Certificates, first from the Interest Remittance Amount for Loan Group 2 and then from the Interest Remittance Amount for Loan Group 1, Accrued Certificate Interest and any Interest Carry Forward Amount for such Class;

9.

To the Class M-3 Certificates, first from the Interest Remittance Amount for Loan Group 2 and then   from the Interest Remittance Amount for Loan Group 1, Accrued Certificate Interest and any Interest Carry Forward Amount for such Class;

10.   To the Class M-4 Certificates, first from the Interest Remittance Amount for Loan Group 2 and then   from the Interest Remittance Amount for Loan Group 1, Accrued Certificate Interest and any Interest Carry Forward Amount for such Class;

11.  To the Class M-5 Certificates, first from the Interest Remittance Amount for Loan Group 2 and then   from the Interest Remittance Amount for Loan Group 1, Accrued Certificate Interest and any Interest Carry Forward Amount for such Class;

12.

To the Class M-6 Certificates, first from the Interest Remittance Amount for Loan Group 2 and then   from the Interest Remittance Amount for Loan Group 1, Accrued Certificate Interest and any Interest Carry Forward Amount for such Class;

13.

To the Class M-7 Certificates, first from the Interest Remittance Amount for Loan Group 2 and then from the Interest Remittance Amount for Loan Group 1, Accrued Certificate Interest and any Interest Carry Forward Amount for such Class;

14.

To the Class M-8 Certificates, first from the Interest Remittance Amount for Loan Group 2 and then from the Interest Remittance Amount for Loan Group 1, Accrued Certificate Interest and any Interest Carry Forward Amount for such Class;

15.

To the Class B-1 Certificates, first from the Interest Remittance Amount for Loan Group 2 and then          from the Interest Remittance Amount for Loan Group 1, Accrued Certificate Interest and any Interest Carry Forward Amount for such Class;

16.

To the Class B-2 Certificates, first from the Interest Remittance Amount for Loan Group 2 and then from the Interest Remittance Amount for Loan Group 1, Accrued Certificate Interest and any Interest Carry Forward Amount for such Class;

17.

To the Class B-3 Certificates, first from the Interest Remittance Amount for Loan Group 2 and then from the Interest Remittance Amount for Loan Group 1, Accrued Certificate Interest and any Interest Carry Forward Amount for such Class;

18.

To the Class B-4 Certificates, first from the Interest Remittance Amount for Loan Group 2 and then from the Interest Remittance Amount for Loan Group 1, Accrued Certificate Interest and any Interest Carry Forward Amount for such Class;

 19.   For application as part of monthly excess cash flow.

II.	Before the Stepdown Date or during a Trigger Event, collections of principal shall be allocated according to the following priority:

1.    First from the Principal Remittance Amount derived from loan group 2, and then from the Principal Remittance Amount derived from loan group 1, to the Swap Account, any unpaid Swap Termination Payment owed to the Swap Provider (if the Swap Agreement default is attributable to the trust);

2.    From the Principal Remittance Amount derived from loan group 1, sequentially, first to (x) the Class 1-A-1 Certificates, and then to (y) the Class 2-A-1, Class 2-A-2, Class 2-A-3, and Class 2-A-4 Certificates, in that order, until the respective Class Principal Balance of such classes has been reduced to zero; and

3.    From the Principal Remittance Amount derived from loan group 2, sequentially, first to (w)

the Class R Certificates, second (x) on the first distribution date after the expiration of the latest expiring prepayment penalty term, to the Class P Certificates, until the Class Principal Balance of such class has been reduced to zero, and third (y) to the Class 2-A-1, Class 2-A-2, Class 2-A-3, and Class 2-A-4 Certificates, in that order, and then fourth (z) to the Class 1-A-1 Certificates, until the respective Class Principal Balance of such classes has been reduced to zero; and

4.    Sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class B-1, Class B-2, Class B-3, and Class B-4 Certificates, in that order, until the respective Class Certificate Balances are reduced to zero; and

5. For application as part of monthly excess cash flow.

III.	On and after the Stepdown Date (assuming no Trigger Event is in effect), collections of principal shall be allocated according to the following priority:

1.    First from the Principal Remittance Amount derived from loan group 2, and then from the Principal Remittance Amount derived from loan group 1, to the Swap Account, any unpaid Swap Termination Payment owed to the Swap Provider (if the Swap Agreement default is attributable to the trust);

2.    From the Principal Remittance Amount derived from loan group 1, sequentially, first to (x)

the Class 1-A-1 Certificates, and then to (y) the Class 2-A-1, Class 2-A-2, Class 2-A-3, and Class 2-A-4 Certificates, in that order, the Group 1 Allocation Amount and the component of the Principal Remittance Amount representing payments under the Swap Agreement to cover Realized Losses on the group 1 mortgage loans, until the respective Class Principal Balances are reduced to zero; and

3.    From the Principal Remittance Amount derived from loan group 2, sequentially, first to (x)

the Class 2-A-1, the Class 2-A-2, Class 2-A-3, and the Class 2-A-4 Certificates, in that order, and then to (y) the Class 1-A-1 Certificates, the Group 2 Allocation Amount and the component of the Principal Remittance Amount representing payments under the Swap Agreement to cover Realized Losses on the group 2 mortgage loans, until the respective Class Principal Balances are reduced to zero;

4.    Sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class B-1, Class B-2, Class B-3 and Class B-4 Certificates (until the respective class principal balances have been reduced to zero) in accordance with the Target Credit Enhancement percentages for each class; and

5. For application as part of each month’s excess cash flow.

IV.	Any amount remaining after distributions in clauses I, II and III above shall be distributed to the certificates in the following order of priority:

1. (A) Until the aggregate Class Principal Balance of the certificates equals the aggregate loan balance for such Distribution Date minus the required overcollateralization amount for such date, on each Distribution Date (a) prior to the Stepdown Date or (b) with respect to which a Trigger Event has occurred, to the extent of Monthly Excess Interest for such Distribution Date, to the certificates, in the following order of priority:

(a) (i) to the extent of the Monthly Excess Interest derived from loan group 1, sequentially, first to

(x) the Class 1-A-1 Certificates and then to (y) the Class 2-A-1, the Class 2-A-2, Class 2-A-3, and the Class 2-A-4 Certificates, in that order, the Group 1 Excess Interest Amount, until the respective Class Principal Balances have been reduced to zero; and

(ii) to the extent of the Monthly Excess Interest derived from loan group 2, sequentially, first to (x) the Class 2-A-1, the Class 2-A-2, Class 2-A-3, and the Class 2-A-4 Certificates, in that order, and then to (y) the Class 1-A-1 Certificates, until the respective Class Principal Balances have been reduced to zero;

(b) to the Class M-1 Certificates, until the Class Principal Balance has been reduced to zero;

(c) to the Class M-2 Certificates, until the Class Principal Balance has been reduced to zero;

(d) to the Class M-3 Certificates, until the Class Principal Balance has been reduced to zero;

(e) to the Class M-4 Certificates, until the Class Principal Balance has been reduced to zero;

(f) to the Class M-5 Certificates, until the Class Principal Balance has been reduced to zero;

(g) to the Class M-6 Certificates, until the Class Principal Balance has been reduced to zero;

(h) to the Class M-7 Certificates, until the Class Principal Balance has been reduced to zero;

(i)  to the Class M-8 Certificates, until the Class Principal Balance has been reduced to zero;

(j) to the Class B-1 Certificates, until the Class Principal Balance has been reduced to zero;

(k) to the Class B-2 Certificates, until the Class Principal Balance has been reduced to zero;

(l)  to the Class B-3 Certificates, until the Class Principal Balance has been reduced to zero;

(m) to the Class B-4 Certificates, until the Class Principal Balance has been reduced to zero;

    (B) On each Distribution Date on or after the Stepdown Date and with respect to which a Trigger Event                                          has not occurred, to fund any principal distributions required to be made on such Distribution Date set forth above in subclause III (above), after giving effect to the distribution of the Principal Payment Amount for such date, in accordance with the priorities set forth therein;

2.    To the Class M-1 Certificates, any unpaid realized loss amounts for such Class; **

3. To the Class M-2 Certificates, any unpaid realized loss amounts for such Class; ** 4. To the Class M-3 Certificates, any unpaid realized loss amounts for such Class; **
5. To the Class M-4 Certificates, any unpaid realized loss amounts for such Class; ** 6. To the Class M-5 Certificates, any unpaid realized loss amounts for such Class; **
7. To the Class M-6 Certificates, any unpaid realized loss amounts for such Class; **

8.

To the Class M-7 Certificates, any unpaid realized loss amounts for such Class; **

9.

To the Class M-8 Certificates, any unpaid realized loss amounts for such Class; **

10.  To the Class B-1 Certificates, any unpaid realized loss amounts for such Class; **

11.  To the Class B-2 Certificates, any unpaid realized loss amounts for such Class; **

12.

To the Class B-3 Certificates, any unpaid realized loss amounts for such Class; **

13.   To the Class B-4 Certificates, any unpaid realized loss amounts for such Class; **

14. To the Class A Certificates, any Basis Risk Carry Forward Amounts, for such Classes, pro rata;**

15.   To the Class M-1 Certificates, any Basis Risk Carry Forward Amounts for such Class;**

16.   To the Class M-2 Certificates, any Basis Risk Carry Forward Amounts for such Class;**

17.

To the Class M-3 Certificates, any Basis Risk Carry Forward Amounts for such Class;**

18.

To the Class M-4 Certificates, any Basis Risk Carry Forward Amounts for such Class;**

19.

To the Class M-5 Certificates, any Basis Risk Carry Forward Amounts for such Class;**

20.   To the Class M-6 Certificates, any Basis Risk Carry Forward Amounts for such Class;**

21.

To the Class M-7 Certificates, any Basis Risk Carry Forward Amounts for such Class;**

22.

To the Class M-8 Certificates, any Basis Risk Carry Forward Amounts for such Class;**

23.

To the Class B-1 Certificates, any Basis Risk Carry Forward Amounts for such Class;**

24.

To the Class B-2 Certificates, any Basis Risk Carry Forward Amounts for such Class;**

25.

To the Class B-3 Certificates, any Basis Risk Carry Forward Amounts for such Class; **

26.

To the Class B-4 Certificates, any Basis Risk Carry Forward Amounts for such Class; **

27.

To the Basis Risk Reserve Fund, any amounts required to be paid thereto;

28.   To the Swap Account, any Swap Termination Payment (if the Swap Agreement default is attributable to the Swap Provider) owed to the Swap Provider

29.   To the Class X Certificates, the amount distributable thereon pursuant to the pooling and                  servicing agreement; and

30.

To the Class R Certificates, any remaining amount.

**

Distributions pursuant to line items 2 through 26 in the excess cashflow waterfall (above) on any distribution date will be made after giving effect to withdrawals from the Swap Account to pay unpaid realized loss amounts and Basis Risk Carry Forward Amounts to the Certificates on such date.  Refer to page 13 for priorities of the payments from the Swap Account.

Swap Agreement

The Swap Agreement Lower Bound and Upper Bound amounts are shown in the table below. The Swap Agreement notional amount is determined as follows:

1)

if the aggregate collateral balance for the immediately preceding Distribution Date is greater than the Lower Bound and less than the Upper Bound, the Swap Agreement notional amount will equal the sum of the class certificate principal balances of the Class 1-A-1, Class 2-A-1, Class 2-A-2, Class 2-A-3, Class 2-A-4, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class B-1, Class B-2, Class B-3 and Class B-4 Certificates.

2)

if the aggregate collateral balance for the immediately preceding Distribution Date is less than or equal to the Lower Bound, the Swap Agreement notional amount will equal the Lower Bound.

3)

if the aggregate collateral balance for the immediately preceding Distribution Date is greater than or equal to the Upper Bound, the Swap Agreement notional amount will equal the Upper Bound.

Under the Swap Agreement, the Trust shall be obligated to pay to the Swap Provider an amount equal to approximately [5.29%] (per annum) (30/360 accrual) on the Swap Agreement notional amount for the related and the trust will be entitled to receive from the Swap Provider an amount equal to One-Month LIBOR (as determined pursuant to the Swap Agreement) on the Swap Agreement notional amount for the related period, accrued (on an actual/360 basis) during each Swap Agreement accrual period until the Swap Agreement is retired. Only the Net Swap Payment of the two obligations above will be paid by the appropriate party.

Period	Payment Date	Lower Bound ($)	Upper Bound ($)	Period	Payment Date	Lower Bound ($)	Upper Bound ($)
1	May06	-	-	31	Nov08	263,000,000	586,500,000
2	Jun06	-	-	32	Dec08	249,600,000	569,500,000
3	Jul06	1,526,900,000	1,566,200,000	33	Jan09	207,200,000	464,600,000
4	Aug06	1,482,600,000	1,544,500,000	34	Feb09	159,600,000	338,400,000
5	Sep06	1,436,400,000	1,523,000,000	35	Mar09	98,500,000	164,700,000
6	Oct06	1,387,500,000	1,499,600,000	36	Apr09	94,700,000	159,400,000
7	Nov06	1,336,400,000	1,474,500,000	37	May09	90,800,000	153,400,000
8	Dec06	1,280,500,000	1,444,700,000	38	Jun09	87,300,000	148,500,000
9	Jan07	1,224,200,000	1,415,000,000	39	Jul09	84,000,000	143,800,000
10	Feb07	1,168,600,000	1,385,600,000	40	Aug09	80,800,000	139,200,000
11	Mar07	1,114,100,000	1,354,700,000	41	Sep09	77,000,000	132,300,000
12	Apr07	1,062,100,000	1,322,700,000	42	Oct09	74,100,000	128,800,000
13	May07	1,012,500,000	1,289,800,000	43	Nov09	71,300,000	125,500,000
14	Jun07	965,300,000	1,256,100,000	44	Dec09	68,600,000	122,200,000
15	Jul07	920,300,000	1,221,800,000	45	Jan10	66,000,000	119,000,000
16	Aug07	867,100,000	1,186,900,000	46	Feb10	61,400,000	106,300,000
17	Sep07	817,800,000	1,152,000,000	47	Mar10	57,100,000	94,200,000
18	Oct07	772,100,000	1,113,400,000	48	Apr10	55,000,000	91,700,000
19	Nov07	729,700,000	1,076,300,000	49	May10	53,000,000	89,400,000
20	Dec07	680,700,000	1,040,500,000	50	Jun10	51,100,000	87,100,000
21	Jan08	627,300,000	1,006,000,000	51	Jul10	49,300,000	84,800,000
22	Feb08	560,900,000	968,800,000	52	Aug10	47,500,000	82,600,000
23	Mar08	502,700,000	927,900,000	53	Sep10	45,700,000	79,900,000
24	Apr08	451,600,000	884,200,000	54	Oct10	44,100,000	77,900,000
25	May08	410,600,000	842,900,000	55	Nov10	42,500,000	75,900,000
26	Jun08	379,800,000	803,800,000	56	Dec10	41,000,000	73,900,000
27	Jul08	359,700,000	766,700,000	57	Jan11	39,500,000	72,000,000
28	Aug08	340,800,000	734,500,000	58	Feb11	38,100,000	70,200,000
29	Sep08	292,200,000	622,200,000	59	Mar11	36,600,000	67,400,000
30	Oct08	277,200,000	604,100,000	60	Apr11	35,200,000	65,300,000

Swap Payments:

Funds payable under the Swap Agreement (i.e., Net Swap Payment from either the trust or the Swap Provider) will be deposited into a reserve account (the “Swap Account”).

Funds in the Swap Account which are payable to the Swap Provider will be distributed from any available funds prior to distributions on the Certificates (as described herein under “Distributions to Certificateholders” (page 8)) on each Distribution Date in the following order of priority:

       1.     To the Swap Provider, any Net Swap Payment owed for such Distribution Date; and

2.

To the Swap Provider, any Swap Termination Payment not due to a Swap Provider Trigger Event.

Funds in the Swap Account that are payable to the trust will be distributed on each Distribution Date in the following order of priority:

1.

To pay the Class A Certificates Accrued Certificate Interest and any Interest Carry Forward Amounts, to the extent unpaid from the Interest Remittance Amount;

2.

To pay the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class B-1, Class B-2, Class B-3, and Class B-4 Certificates, in that order, Accrued Certificate Interest and any Interest Carry Forward Amounts, to the extent unpaid from the Interest Remittance Amount;

3.

To the Principal Remittance Amount, up to the amount required to maintain the required overcollateralization amount for such date;

4.

To pay the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class B-1, Class B-2, Class B-3, and Class B-4 Certificates, in that order, any unpaid realized loss amounts, with interest therein at the applicable pass-through rate, prior to giving effect to amounts available to be paid in respect of such amounts as described hereunder under Section IV (page 10) on such Distribution Date;

5.    To pay, first to the Class A on a pro rata basis, and second, sequentially to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class B-1, Class B-2, Class B-3 and Class B-4 Certificates, any Basis Risk Carry Forward Amounts for such Distribution Date, prior to giving effect to amounts available to be paid in respect of such amounts as described hereunder under Section IV (page 10) on such Distribution Date;

6.     To the Class X Certificates.

On any Distribution Date, amounts distributed pursuant to paragraph 3 above will be limited to Realized Losses on the mortgage loans incurred during the related or prior Collection Periods with respect to which amounts were not previously distributed from the Swap Account described herein.

Swap Provider Downgrade Provisions:

If the Swap Provider's ratings fall below:

·  a short-term credit rating of “A-1” by S&P or, if the Swap Counterparty does not have a short-term rating from S&P, a long-term credit rating of “A+” by S&P;

·  a short-term credit rating of “P-1” and a long-term credit rating of “A1,” or, if no short-term credit rating is available, a long-term credit rating of “Aa3,” in each case by Moody’s or, in each case, the related rating is equal to “P-1”, “A1”, or “Aa3”, as applicable, but is on credit watch for possible downgrade (but only for so long as it is on credit watch for possible downgrade); or

·   a short-term credit rating of “F-1” by Fitch or a long-term credit rating of “A” by Fitch;

The Swap Provider is required, at it’s cost, to perform, in a manner satisfactory to the Rating Agencies, in order to confirm that the ratings on the Certificates will be the same as the ratings in effect prior to such downgrade of the Swap Provider, one or more actions, including, but not limited to:

·   furnishing a guarantee of the Swap Counterparty’s obligations under the Swap Agreement from a guarantor that has (a) either a short-term credit rating greater than or equal to “A-1” or, if the substitute swap counterparty does not have a short-term rating from S&P, a long-term credit rating greater than or equal to “A+,” in each case by S&P, (b) either a short-term credit rating greater than or equal to “P-1” (and, if rated “P-1” by Moody’s, such rating is not on watch for possible downgrade and remaining on watch for possible downgrade) and a long-term credit rating greater than or equal to “A1” (and, if rated “A1” by Moody’s, such rating is not on watch for possible downgrade) or, if the substitute swap counterparty does not have a short-term credit rating from Moody’s, a long-term credit rating greater than or equal to “Aa3” (and, if rated “Aa3”, such rating is not on watch for possible downgrade), in each case by Moody’s and (c) either a short-term credit rating greater than or equal to “F-1” or a long-term credit rating greater than or equal to “A” by Fitch;

·  post collateral according to the terms of the Swap Agreement; or

·  obtaining a substitute swap counterparty to replace the Swap Counterparty (and providing written notice to each rating agency with respect to such replacement) that is subject to approval by S&P (as provided in the Swap Agreement) and has (a) either a short-term credit rating greater than or equal to “A-1” or, if the substitute swap counterparty does not have a short-term rating from S&P, a long-term credit rating greater than or equal to “A+,” in each case by S&P, (b) either a short-term credit rating greater than or equal to “P-1” (and, if rated “P-1” by Moody’s, such rating is not on watch for possible downgrade and remaining on watch for possible downgrade) and a long-term credit rating greater than or equal to “A1” (and, if rated “A1” by Moody’s, such rating is not on watch for possible downgrade) or, if the substitute swap counterparty does not have a short-term credit rating from Moody’s, a long-term credit rating greater than or equal to “Aa3” (and, if rated “Aa3”, such rating is not on watch for possible downgrade), in each case by Moody’s and (c) either a short-term credit rating greater than or equal to “F-1” or a long-term credit rating greater than or equal to “A” by Fitch.

Replacement of a Swap Agreement following Termination:

If the credit ratings of the Swap Provider are downgraded to a rating level below “BBB-“ by Standard & Poor’s, “A3” or “P-2” by Moody’s or “BBB+” or “F-2" by Fitch, then the Swap Provider must, in a manner satisfactory to the Rating Agencies in order to confirm that the ratings on the Certificates will be the same as the ratings in effect prior to such downgrade, seek to replace itself with a substitute Provider, but only on the conditions specified in the Pooling and Servicing Agreement.

Select Portfolio Servicing, Inc. (SPS):

Select Portfolio Servicing, Inc. changed its name from Fairbanks Capital Corp. on June 30, 2004.

SPS maintains an “Average” rating with a “Positive” outlook with Standard and Poor’s Ratings Services, a division of the McGraw-Hill Companies, Inc. and an “SQ2-” rating with Moody’s Investors Service.  Fitch Ratings has given SPS the following residential primary servicer ratings: “RPS2-” for subprime, home equity and Alt A products and “RSS2-” for special servicing.

On May 18, 2004, the United States District Court for the District of Massachusetts entered its final approval of the settlement of approximately 40 putative class action cases and made permanent its December 10, 2003 injunction that had the effect of staying all litigation against SPS relating to the claims addressed by the settlement agreement.  The injunction excludes counterclaims and defenses that might arise out of foreclosure proceedings that SPS initiates and individuals who excluded themselves from the settlement to pursue individual claims for relief.  The settlement contemplates that plaintiff’s redress would come, in part, from the redress fund established in connection with SPS’ settlement with the Federal Trade Commission (“FTC”) and the U.S. Department of Housing and Urban Development (“HUD”) described herein.

On May 5, 2004, a West Virginia state court entered an order approving a settlement between SPS and plaintiffs in a putative class action in which plaintiffs alleged that certain of SPS’s fees violated provisions of the West Virginia Code and sought an injunction, declaratory relief, actual damages, civil penalties, punitive damages, attorneys’ fees, and other relief from SPS.  Under the settlement, SPS may resume its previously enjoined foreclosure activities in West Virginia, subject to compliance with applicable law.  The settlement requires the approximately 300 West Virginia loans that were in one of two specific categories (i.e., real estate owned or foreclosure) as of January 7, 2003 to be reviewed by a three-person panel, including a representative of SPS, to resolve any customer disputes that may exist regarding charges assessed by SPS on such customers’ accounts and/or SPS’s right to foreclose.  As part of the settlement the parties disagreed on certain fundamental issues of foreclosure law and reserved the right to submit these questions to the West Virginia Supreme Court.

On May 13, 2004, the West Virginia Supreme Court accepted a petition to certify questions under West Virginia law regarding the alleged existence of (i) an obligation of lenders to consider alternative remedies to cure a default prior to pursuing non-judicial foreclosure, and (ii) an obligation of foreclosure trustees to (x) review account records to ascertain the actual amount due prior to foreclosure, and (y) consider objections to foreclosure raised by homeowners.  A hearing was held in late 2004 and the West Virginia Supreme Court ruled in favor of SPS on these questions, finding that no such obligations exist under West Virginia law.  This ruling clarifies such questions for the real estate lending industry in West Virginia.

On November 12, 2003, SPS announced that it had entered into a final settlement agreement with the FTC and HUD to resolve issues raised during their review of SPS’s servicing practices.  As part of the settlement, SPS agreed to pay to the FTC the amount of $40 million for the creation of a redress fund for the benefit of consumers allegedly harmed by SPS and to implement certain practices on a prospective basis.

SPS has recently entered into consent agreements with regulatory agencies in Florida, Massachusetts, Michigan, Colorado, California, West Virginia, Kansas and Illinois, which provide for provisions similar to some of those contained in the consent order entered into with the FTC and HUD.  While not admitting any liability in any of those agreements, SPS agreed to refund certain amounts to Florida, Massachusetts, California, West Virginia, Kansas and Michigan consumers identified by regulators in those states.

During 2003 and 2004 SPS experienced an increased level of scrutiny from various state regulatory agencies and a few states conducted or commenced formal investigations.  At present, SPS has concluded all material state regulatory actions in a satisfactory manner and has procedures and controls in place to monitor compliance with the resulting state settlements and consent orders.  As a licensed servicer, SPS is examined for compliance with state and local laws by numerous state agencies.  No assurance can be given that SPS’s regulators will not inquire into its practices, policies or procedures in the future.  It is possible that any of SPS’s regulators will order SPS to change or revise its practices, policies or procedures in the future.  Any such change or revisions may have a material impact on the future income from SPS’s operations.

The occurrence of one or more of the foregoing events or a determination by any court or regulatory agency that SPS’s policies and procedures do not comply with applicable law could lead to further downgrades by one or more rating agencies, a transfer of SPS’s servicing responsibilities, increased delinquencies on the mortgage loans serviced by SPS, delays in distributions on the offered certificates, losses on the offered certificates, or any combination of these events.  In addition, such developments could result in SPS’s insolvency or bankruptcy, and there can be no assurance, in the event of a bankruptcy proceeding, that SPS could reorganize successfully in bankruptcy.

On October 4, 2005, Credit Suisse (USA), Inc., an affiliate of DLJ Mortgage Capital, Inc. acquired all of the outstanding stock of SPS’s parent from the prior shareholders.

Static Pool Data:

Investors may find additional information about the original characteristics and delinquency, loss and prepayment experience of certain prior securitized pools of similar assets prepared by the Seller at http://www.credit-suisse.heat.static-pool.com.

BOND SUMMARY

To Call

Class 1-A-1	50 PPC	75 PPC	100 PPC	125 PPC	150 PPC	175 PPC
Average Life (Years)	4.2	2.8	2.0	1.4	1.2	1.0
First Pay (Month/Year)	May06	May06	May06	May06	May06	May06
Last Pay (Month/Year)	Oct18	Jul14	Apr12	Oct10	Sep08	Mar08

Class 2-A-1	50 PPC	75 PPC	100 PPC	125 PPC	150 PPC	175 PPC
Average Life (Years)	1.8	1.2	1.0	0.8	0.7	0.6
First Pay (Month/Year)	May06	May06	May06	May06	May06	May06
Last Pay (Month/Year)	Dec09	Sep08	Feb08	Nov07	Aug07	Jun07

Class 2-A-2	50 PPC	75 PPC	100 PPC	125 PPC	150 PPC	175 PPC
Average Life (Years)	4.4	2.7	2.0	1.7	1.5	1.3
First Pay (Month/Year)	Dec09	Sep08	Feb08	Nov07	Aug07	Jun07
Last Pay (Month/Year)	Sep11	Oct09	Jul08	Feb08	Dec07	Sep07

Class 2-A-3	50 PPC	75 PPC	100 PPC	125 PPC	150 PPC	175 PPC
Average Life (Years)	7.6	5.0	3.0	2.1	1.8	1.6
First Pay (Month/Year)	Sep11	Oct09	Jul08	Feb08	Dec07	Sep07
Last Pay (Month/Year)	Jan17	May13	May11	Oct08	Apr08	Jan08

Class 2-A-4	50 PPC	75 PPC	100 PPC	125 PPC	150 PPC	175 PPC
Average Life (Years)	12.2	8.1	5.8	3.0	2.1	1.8
First Pay (Month/Year)	Jan17	May13	May11	Oct08	Apr08	Jan08
Last Pay (Month/Year)	Oct18	Jul14	Apr12	Oct10	Sep08	Mar08
Class M-1	50 PPC	75 PPC	100 PPC	125 PPC	150 PPC	175 PPC
Average Life (Years)	8.2	5.4	4.6	4.5	3.4	2.1
First Pay (Month/Year)	Mar10	Aug09	Mar10	Oct10	Sep08	Mar08
Last Pay (Month/Year)	Oct18	Jul14	Apr12	Oct10	Oct09	Oct08
Class M-2	50 PPC	75 PPC	100 PPC	125 PPC	150 PPC	175 PPC
Average Life (Years)	8.2	5.4	4.5	4.5	3.5	2.5
First Pay (Month/Year)	Mar10	Jul09	Dec09	Aug10	Oct09	Oct08
Last Pay (Month/Year)	Oct18	Jul14	Apr12	Oct10	Oct09	Oct08
Class M-3	50 PPC	75 PPC	100 PPC	125 PPC	150 PPC	175 PPC
Average Life (Years)	8.2	5.4	4.4	4.2	3.5	2.5
First Pay (Month/Year)	Mar10	Jun09	Oct09	Apr10	Sep09	Oct08
Last Pay (Month/Year)	Oct18	Jul14	Apr12	Oct10	Oct09	Oct08
Class M-4	50 PPC	75 PPC	100 PPC	125 PPC	150 PPC	175 PPC
Average Life (Years)	8.2	5.4	4.3	4.0	3.3	2.5
First Pay (Month/Year)	Mar10	Jun09	Sep09	Jan10	Jun09	Oct08
Last Pay (Month/Year)	Oct18	Jul14	Apr12	Oct10	Oct09	Oct08
Class M-5	50 PPC	75 PPC	100 PPC	125 PPC	150 PPC	175 PPC
Average Life (Years)	8.2	5.4	4.3	3.9	3.2	2.4
First Pay (Month/Year)	Mar10	Jun09	Aug09	Nov09	Apr09	Aug08
Last Pay (Month/Year)	Oct18	Jul14	Apr12	Oct10	Oct09	Oct08
Class M-6	50 PPC	75 PPC	100 PPC	125 PPC	150 PPC	175 PPC
Average Life (Years)	8.2	5.4	4.2	3.8	3.1	2.3
First Pay (Month/Year)	Mar10	May09	Jul09	Oct09	Feb09	Jul08
Last Pay (Month/Year)	Oct18	Jul14	Apr12	Oct10	Oct09	Oct08

To Call (Continued)

Class M-7	50 PPC	75 PPC	100 PPC	125 PPC	150 PPC	175 PPC
Average Life (Years)	8.2	5.4	4.2	3.7	3.0	2.2
First Pay (Month/Year)	Mar10	May09	Jul09	Aug09	Jan09	May08
Last Pay (Month/Year)	Oct18	Jul14	Apr12	Oct10	Oct09	Oct08

Class M-8	50 PPC	75 PPC	100 PPC	125 PPC	150 PPC	175 PPC
Average Life (Years)	8.2	5.4	4.2	3.6	2.9	2.2
First Pay (Month/Year)	Mar10	May09	Jun09	Jul09	Dec08	May08
Last Pay (Month/Year)	Oct18	Jul14	Apr12	Oct10	Oct09	Oct08

Class B-1	50 PPC	75 PPC	100 PPC	125 PPC	150 PPC	175 PPC
Average Life (Years)	8.2	5.4	4.2	3.6	2.9	2.2
First Pay (Month/Year)	Mar10	May09	Jun09	Jul09	Dec08	Apr08
Last Pay (Month/Year)	Oct18	Jul14	Apr12	Oct10	Oct09	Oct08

Class B-2	50 PPC	75 PPC	100 PPC	125 PPC	150 PPC	175 PPC
Average Life (Years)	8.2	5.4	4.2	3.6	2.8	2.1
First Pay (Month/Year)	Mar10	May09	Jun09	Jun09	Nov08	Apr08
Last Pay (Month/Year)	Oct18	Jul14	Apr12	Oct10	Oct09	Oct08

To Maturity

Class 1-A-1	50 PPC	75 PPC	100 PPC	125 PPC	150 PPC	175 PPC
Average Life (Years)	4.6	3.1	2.2	1.5	1.2	1.0
First Pay (Month/Year)	May06	May06	May06	May06	May06	May06
Last Pay (Month/Year)	Oct31	Dec24	Jul20	May17	Sep08	Mar08
Class 2-A-1	50 PPC	75 PPC	100 PPC	125 PPC	150 PPC	175 PPC
Average Life (Years)	1.8	1.2	1.0	0.8	0.7	0.6
First Pay (Month/Year)	May06	May06	May06	May06	May06	May06
Last Pay (Month/Year)	Dec09	Sep08	Feb08	Nov07	Aug07	Jun07
Class 2-A-2	50 PPC	75 PPC	100 PPC	125 PPC	150 PPC	175 PPC
Average Life (Years)	4.4	2.7	2.0	1.7	1.5	1.3
First Pay (Month/Year)	Dec09	Sep08	Feb08	Nov07	Aug07	Jun07
Last Pay (Month/Year)	Sep11	Oct09	Jul08	Feb08	Dec07	Sep07
Class 2-A-3	50 PPC	75 PPC	100 PPC	125 PPC	150 PPC	175 PPC
Average Life (Years)	7.6	5.0	3.0	2.1	1.8	1.6
First Pay (Month/Year)	Sep11	Oct09	Jul08	Feb08	Dec07	Sep07
Last Pay (Month/Year)	Jan17	May13	May11	Oct08	Apr08	Jan08
Class 2-A-4	50 PPC	75 PPC	100 PPC	125 PPC	150 PPC	175 PPC
Average Life (Years)	15.3	10.4	7.6	3.8	2.1	1.8
First Pay (Month/Year)	Jan17	May13	May11	Oct08	Apr08	Jan08
Last Pay (Month/Year)	Sep31	Nov24	Apr20	Feb17	Sep08	Mar08
Class M-1	50 PPC	75 PPC	100 PPC	125 PPC	150 PPC	175 PPC
Average Life (Years)	9.0	6.0	5.1	6.2	5.8	3.2
First Pay (Month/Year)	Mar10	Aug09	Mar10	Jun11	Sep08	Mar08
Last Pay (Month/Year)	May28	Sep21	Nov17	Mar15	Feb15	Jun13
Class M-2	50 PPC	75 PPC	100 PPC	125 PPC	150 PPC	175 PPC
Average Life (Years)	8.9	6.0	4.9	5.0	4.3	4.0
First Pay (Month/Year)	Mar10	Jul09	Dec09	Aug10	Jan10	Jul09
Last Pay (Month/Year)	Jul27	Jan21	Apr17	Oct14	Dec12	Jul11
Class M-3	50 PPC	75 PPC	100 PPC	125 PPC	150 PPC	175 PPC
Average Life (Years)	8.9	6.0	4.8	4.6	3.8	3.2
First Pay (Month/Year)	Mar10	Jun09	Oct09	Apr10	Sep09	Feb09
Last Pay (Month/Year)	Jul26	Jun20	Sep16	Apr14	Aug12	Mar11
Class M-4	50 PPC	75 PPC	100 PPC	125 PPC	150 PPC	175 PPC
Average Life (Years)	8.9	5.9	4.7	4.3	3.6	2.9
First Pay (Month/Year)	Mar10	Jun09	Sep09	Jan10	Jun09	Nov08
Last Pay (Month/Year)	Oct25	Nov19	Mar16	Dec13	Apr12	Dec10
Class M-5	50 PPC	75 PPC	100 PPC	125 PPC	150 PPC	175 PPC
Average Life (Years)	8.8	5.9	4.6	4.2	3.4	2.6
First Pay (Month/Year)	Mar10	Jun09	Aug09	Nov09	Apr09	Aug08
Last Pay (Month/Year)	Jan25	Apr19	Oct15	Jul13	Jan12	Sep10
Class M-6	50 PPC	75 PPC	100 PPC	125 PPC	150 PPC	175 PPC
Average Life (Years)	8.8	5.9	4.6	4.0	3.3	2.5
First Pay (Month/Year)	Mar10	May09	Jul09	Oct09	Feb09	Jul08
Last Pay (Month/Year)	Mar24	Aug18	Apr15	Mar13	Sep11	Jun10

To Maturity (Continued)

Class M-7	50 PPC	75 PPC	100 PPC	125 PPC	150 PPC	175 PPC
Average Life (Years)	8.7	5.8	4.5	3.9	3.1	2.4
First Pay (Month/Year)	Mar10	May09	Jul09	Aug09	Jan09	May08
Last Pay (Month/Year)	Mar23	Nov17	Sep14	Sep12	Apr11	Feb10

Class M-8	50 PPC	75 PPC	100 PPC	125 PPC	150 PPC	175 PPC
Average Life (Years)	8.6	5.7	4.4	3.8	3.1	2.3
First Pay (Month/Year)	Mar10	May09	Jun09	Jul09	Dec08	May08
Last Pay (Month/Year)	Jan22	Dec16	Jan14	Mar12	Dec10	Oct09

Class B-1	50 PPC	75 PPC	100 PPC	125 PPC	150 PPC	175 PPC
Average Life (Years)	8.5	5.6	4.3	3.7	3.0	2.2
First Pay (Month/Year)	Mar10	May09	Jun09	Jul09	Dec08	Apr08
Last Pay (Month/Year)	Dec20	Mar16	Jun13	Oct11	Jul10	Jun09

Class B-2	50 PPC	75 PPC	100 PPC	125 PPC	150 PPC	175 PPC
Average Life (Years)	8.3	5.5	4.2	3.7	2.9	2.2
First Pay (Month/Year)	Mar10	May09	Jun09	Jun09	Nov08	Apr08
Last Pay (Month/Year)	Feb20	Jun15	Dec12	May11	Mar10	Mar09

Effective Collateral Net WAC – Class 1-A-1

Spot LIBOR						Stressed LIBOR

	Net		Net		Net		Net		Net		Net
Period	WAC (1)	Period	WAC (1)	Period	WAC (1)	Period	WAC (2)	Period	WAC (2)	Period	WAC (2)
1	9.15%	26	8.86%	51	9.37%	1	9.15%	26	11.57%	51	11.57%
2	7.09%	27	9.00%	52	9.10%	2	7.09%	27	11.94%	52	11.18%
3	6.98%	28	8.88%	53	9.09%	3	12.28%	28	11.54%	53	11.17%
4	6.92%	29	8.95%	54	9.35%	4	11.88%	29	11.52%	54	11.52%
5	6.92%	30	9.12%	55	9.08%	5	11.88%	30	11.89%	55	11.14%
6	6.99%	31	8.98%	56	9.33%	6	12.27%	31	11.50%	56	11.49%
7	6.92%	32	9.11%	57	9.06%	7	11.87%	32	11.86%	57	11.10%
8	6.99%	33	8.99%	58	9.06%	8	12.26%	33	11.47%	58	11.09%
9	6.93%	34	9.09%	59	9.88%	9	11.86%	34	11.45%	59	12.26%
10	6.93%	35	10.01%	60	9.06%	10	11.85%	35	12.66%	60	11.06%
11	7.15%	36	9.19%	61	9.40%	11	13.12%	36	11.42%	61	11.40%
12	6.93%	37	9.44%	62	9.09%	12	11.84%	37	11.79%	62	11.02%
13	7.00%	38	9.18%	63	9.38%	13	12.23%	38	11.40%	63	11.37%
14	6.93%	39	9.42%	64	9.07%	14	11.83%	39	11.76%	64	10.98%
15	7.00%	40	9.17%	65	9.07%	15	12.21%	40	11.37%	65	10.97%
16	6.93%	41	9.18%	66	9.36%	16	11.81%	41	11.35%	66	11.32%
17	7.21%	42	9.43%	67	9.05%	17	11.80%	42	11.71%	67	10.94%
18	7.28%	43	9.16%	68	9.34%	18	12.19%	43	11.32%	68	11.29%
19	7.20%	44	9.41%	69	9.03%	19	11.78%	44	11.68%	69	10.90%
20	7.27%	45	9.15%	70	9.02%	20	12.16%	45	11.29%	70	10.89%
21	7.63%	46	9.14%	71	9.64%	21	11.75%	46	11.28%	71	11.62%
22	8.09%	47	9.98%	72	9.00%	22	11.71%	47	12.47%	72	10.86%
23	9.05%	48	9.13%			23	12.48%	48	11.25%
24	8.88%	49	9.39%			24	11.63%	49	11.60%
25	9.01%	50	9.12%			25	11.98%	50	11.22%

______________________________

(1) Achieved assuming each adjustable rate Mortgage Loan index equals 4.94% and one-month LIBOR is 5.13%; run at the Pricing Scenario (to call). Net WAC indicates the weighted-average net interest rate of the Group 1 Mortgage Loans, adjusted to include Group 1 net payments from the Swap Agreement. The rate displayed is adjusted for the actual number of days in the accrual period (and is thus represented in an actual/360 accrual basis).

(2) Achieved assuming each adjustable rate Mortgage Loan index and one-month LIBOR increase to 20.00% in period 2; run at the Pricing Scenario. Net WAC indicates the lesser of the weighted-average net interest rate of the Group 1 Mortgage Loans, adjusted to include net payments to Group 1 under the Swap Agreement, and the weighted-average maximum rate on the Group 1 mortgage loans. The rate displayed is adjusted for the actual number of days in the accrual period (and is thus represented in an actual/360 accrual basis).

Effective Collateral Net WAC – Class 2-A-1, Class 2-A-2, Class 2-A-3, and Class 2-A-4

Spot LIBOR						Stressed LIBOR

	Net		Net		Net		Net		Net		Net
Period	WAC (1)	Period	WAC (1)	Period	WAC (1)	Period	WAC (2)	Period	WAC (2)	Period	WAC (2)
1	9.15%	26	9.02%	51	9.63%	1	9.15%	26	11.65%	51	11.73%
2	7.09%	27	9.16%	52	9.36%	2	7.09%	27	12.02%	52	11.34%
3	6.98%	28	9.04%	53	9.35%	3	12.29%	28	11.62%	53	11.33%
4	6.92%	29	9.17%	54	9.62%	4	11.89%	29	11.61%	54	11.69%
5	6.92%	30	9.31%	55	9.34%	5	11.89%	30	11.99%	55	11.30%
6	6.99%	31	9.16%	56	9.61%	6	12.28%	31	11.59%	56	11.66%
7	6.92%	32	9.30%	57	9.33%	7	11.88%	32	11.96%	57	11.27%
8	7.00%	33	9.18%	58	9.33%	8	12.28%	33	11.57%	58	11.26%
9	6.93%	34	9.30%	59	10.18%	9	11.88%	34	11.55%	59	12.45%
10	6.93%	35	10.22%	60	9.33%	10	11.87%	35	12.78%	60	11.24%
11	7.16%	36	9.40%	61	9.69%	11	13.14%	36	11.53%	61	11.59%
12	6.94%	37	9.65%	62	9.37%	12	11.86%	37	11.90%	62	11.20%
13	7.01%	38	9.39%	63	9.68%	13	12.25%	38	11.51%	63	11.56%
14	6.94%	39	9.64%	64	9.36%	14	11.85%	39	11.88%	64	11.18%
15	7.01%	40	9.39%	65	9.36%	15	12.24%	40	11.49%	65	11.16%
16	6.95%	41	9.40%	66	9.66%	16	11.84%	41	11.47%	66	11.53%
17	6.95%	42	9.66%	67	9.35%	17	11.83%	42	11.84%	67	11.14%
18	7.44%	43	9.39%	68	9.65%	18	12.22%	43	11.45%	68	11.50%
19	7.35%	44	9.65%	69	9.33%	19	11.82%	44	11.82%	69	11.11%
20	7.43%	45	9.38%	70	9.33%	20	12.21%	45	11.43%	70	11.10%
21	7.73%	46	9.38%	71	9.97%	21	11.79%	46	11.41%	71	11.85%
22	8.26%	47	10.25%	72	9.32%	22	11.76%	47	12.62%	72	11.07%
23	9.20%	48	9.38%			23	12.54%	48	11.39%
24	9.02%	49	9.64%			24	11.70%	49	11.76%
25	9.16%	50	9.37%			25	12.06%	50	11.36%

___________________________

(1) Achieved assuming each adjustable rate Mortgage Loan index equals 4.94% and one-month LIBOR is 5.13%; run at the Pricing Scenario (to call). Net WAC indicates the weighted-average net interest rate of the Group 2 Mortgage Loans, adjusted to include Group 2 net payments from the Swap Agreement. The rate displayed is adjusted for the actual number of days in the accrual period (and is thus represented in an actual/360 accrual basis).

(2) Achieved assuming each adjustable rate Mortgage Loan index and one-month LIBOR increase to 20.00% in period 2; run at the Pricing Scenario. Net WAC indicates the lesser of the weighted-average net interest rate of the Group 2 Mortgage Loans, adjusted to include net payments to Group 2 under the Swap Agreement, and the weighted-average maximum rate on the Group 2 mortgage loans. The rate displayed is adjusted for the actual number of days in the accrual period (and is thus represented in an actual/360 accrual basis).

Effective Collateral Net WAC – Mezzanine & Subordinate Classes

Spot LIBOR						Stressed LIBOR

	Net		Net		Net		Net		Net		Net
Period	WAC (1)	Period	WAC (1)	Period	WAC (1)	Period	WAC (2)	Period	WAC (2)	Period	WAC (2)
1	9.15%	26	8.96%	51	9.53%	1	9.15%	26	11.61%	51	11.67%
2	7.09%	27	9.10%	52	9.26%	2	7.09%	27	11.99%	52	11.28%
3	6.98%	28	8.98%	53	9.25%	3	12.29%	28	11.59%	53	11.26%
4	6.92%	29	9.08%	54	9.51%	4	11.89%	29	11.58%	54	11.63%
5	6.92%	30	9.24%	55	9.24%	5	11.88%	30	11.95%	55	11.24%
6	6.99%	31	9.09%	56	9.50%	6	12.28%	31	11.55%	56	11.60%
7	6.92%	32	9.23%	57	9.23%	7	11.88%	32	11.93%	57	11.21%
8	7.00%	33	9.11%	58	9.22%	8	12.27%	33	11.53%	58	11.19%
9	6.93%	34	9.22%	59	10.06%	9	11.87%	34	11.52%	59	12.38%
10	6.93%	35	10.14%	60	9.23%	10	11.87%	35	12.74%	60	11.17%
11	7.15%	36	9.32%	61	9.58%	11	13.13%	36	11.49%	61	11.52%
12	6.93%	37	9.57%	62	9.26%	12	11.85%	37	11.86%	62	11.13%
13	7.00%	38	9.31%	63	9.57%	13	12.24%	38	11.46%	63	11.49%
14	6.94%	39	9.56%	64	9.25%	14	11.84%	39	11.83%	64	11.10%
15	7.01%	40	9.31%	65	9.24%	15	12.23%	40	11.44%	65	11.09%
16	6.94%	41	9.31%	66	9.55%	16	11.83%	41	11.43%	66	11.45%
17	7.05%	42	9.57%	67	9.23%	17	11.82%	42	11.79%	67	11.06%
18	7.38%	43	9.30%	68	9.53%	18	12.21%	43	11.40%	68	11.42%
19	7.29%	44	9.56%	69	9.22%	19	11.81%	44	11.77%	69	11.03%
20	7.37%	45	9.29%	70	9.21%	20	12.19%	45	11.37%	70	11.02%
21	7.69%	46	9.29%	71	9.84%	21	11.78%	46	11.36%	71	11.76%
22	8.19%	47	10.14%	72	9.20%	22	11.74%	47	12.56%	72	10.99%
23	9.14%	48	9.28%			23	12.51%	48	11.33%
24	8.97%	49	9.54%			24	11.67%	49	11.70%
25	9.10%	50	9.27%			25	12.03%	50	11.31%

___________________________

(1) Achieved assuming each adjustable rate Mortgage Loan index equals 4.94% and one-month LIBOR is 5.13%; run at the Pricing Scenario (to call). Net WAC indicates the weighted-average net interest rate of the Group 2 Mortgage Loans, adjusted to include Group 2 net payments from the Swap Agreement. The rate displayed is adjusted for the actual number of days in the accrual period (and is thus represented in an actual/360 accrual basis).

(2) Achieved assuming each adjustable rate Mortgage Loan index and one-month LIBOR increase to 20.00% in period 2; run at the Pricing Scenario. Net WAC indicates the lesser of the weighted-average net interest rate of the Group 2 Mortgage Loans, adjusted to include net payments to Group 2 under the Swap Agreement, and the weighted-average maximum rate on the Group 2 mortgage loans. The rate displayed is adjusted for the actual number of days in the accrual period (and is thus represented in an actual/360 accrual basis).

Breakeven CDR Table

The tables below display the Constant Default Rate (“CDR”), and the related cumulative collateral loss, that can be sustained without the referenced Class incurring a writedown. Calculations are run to maturity at both static and forward LIBOR. Other assumptions incorporated include: (1) prepayment speed is 100% PPC, (2) 40% loss severity, (3) 12 month lag from default to loss, and (4) triggers fail (i.e., no stepdown):

	Forward Libor		Static Libor
	CDR Break	Cum Loss	CDR Break	Cum Loss
Class M-1	27.95%	19.46%	28.00%	19.48%
Class M-2	22.05%	16.60%	22.15%	16.65%
Class M-3	19.00%	14.94%	19.05%	14.97%
Class M-4	16.50%	13.47%	16.60%	13.53%
Class M-5	14.25%	12.04%	14.35%	12.11%
Class M-6	12.30%	10.73%	12.40%	10.80%
Class M-7	10.55%	9.47%	10.60%	9.51%
Class M-8	9.25%	8.49%	9.35%	8.57%
Class B-1	8.35%	7.79%	8.45%	7.87%
Class B-2	7.70%	7.26%	7.80%	7.35%

Statistical Collateral Summary – Aggregate Collateral

All information on the Mortgage Loans is approximate, includes a portion of the prefunding, and is based off of rolled scheduled balances as of the 4/01/06 cutoff date.  Approximately 20.8% of the mortgage loans do not provide for any payments of principal in the first two or  five years following origination.  The final numbers will be found in the prospectus supplement.   Thirty-day delinquencies and sixty-day delinquencies will represent less than 1.5% and 0.5% of the Mortgage Loans, respectively.  The Original Loan-to-Value (OLTV) ratio displayed in the tables below employs the Combined Loan-to-Value (CLTV) ratio in the case of second liens.

Total Number of Loans	9,523
Total Outstanding Loan Balance	$1,575,084,318*	Min	Max
Average Loan Current Balance	$165,398	$4,582	$945,142
Weighted Average Original LTV	79.3%**
Weighted Average Coupon	7.85%	4.99%	13.84%
Arm Weighted Average Coupon	7.70%
Fixed Weighted Average Coupon	8.57%
Weighted Average Margin	5.70%	1.00%	10.65%
Weighted Average FICO (Non-Zero)	623
Weighted Average Age (Months)	4
% First Liens	95.6%
% Second Liens	4.4%
% Arms	82.9%
% Fixed	17.1%
% of Loans with Mortgage Insurance	1.1%

*

Total collateral will be approximately [$1,600,000,100]

**

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Current Rate (%)	Loans	Balance	Balance	%	%	FICO
4.99 - 5.50	49	13,704,943	0.9	5.40	73.7	655
5.51 - 6.00	309	88,271,034	5.6	5.85	74.3	658
6.01 - 6.50	575	149,162,786	9.5	6.34	75.2	651
6.51 - 7.00	1,105	260,489,143	16.5	6.82	77.0	632
7.01 - 7.50	1,093	231,918,190	14.7	7.30	79.3	630
7.51 - 8.00	1,134	217,973,516	13.8	7.79	78.3	624
8.01 - 8.50	1,066	183,732,771	11.7	8.30	80.7	610
8.51 - 9.00	1,031	158,407,200	10.1	8.78	80.6	607
9.01 - 9.50	666	90,334,762	5.7	9.28	80.5	595
9.51 - 10.00	787	80,969,345	5.1	9.79	83.9	593
10.01 - 10.50	434	34,384,897	2.2	10.29	85.3	597
10.51 - 11.00	382	24,449,390	1.6	10.82	89.7	593
11.01 - 11.50	249	13,657,540	0.9	11.36	90.3	590
11.51 - 12.00	356	15,322,509	1.0	11.85	94.1	593
12.01 - 13.84	287	12,306,292	0.8	12.48	97.6	628
Total:	9,523	1,575,084,318	100.0	7.85	79.3	623

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
FICO	Loans	Balance	Balance	%	%	FICO
Unavailable	7	709,628	0.0	10.11	80.4	NA
451 - 475	2	172,476	0.0	9.75	75.5	457
476 - 500	20	2,457,451	0.2	9.39	69.3	499
501 - 525	405	58,496,425	3.7	8.99	70.6	515
526 - 550	663	106,359,526	6.8	8.55	72.7	538
551 - 575	970	154,358,086	9.8	8.33	77.5	564
576 - 600	1,630	232,629,446	14.8	8.05	79.7	589
601 - 625	1,755	280,718,614	17.8	7.76	79.9	613
626 - 650	1,642	273,139,042	17.3	7.69	81.2	637
651 - 675	1,188	214,268,937	13.6	7.51	81.7	662
676 - 700	596	116,551,051	7.4	7.40	81.9	686
701 - 725	321	64,944,079	4.1	7.21	79.9	713
726 - 750	166	32,080,097	2.0	7.28	79.5	737
751 - 775	103	23,684,737	1.5	7.37	79.8	761
776 - 800	46	12,477,200	0.8	7.28	76.7	784
801 - 814	9	2,037,524	0.1	6.92	69.9	808
Total:	9,523	1,575,084,318	100.0	7.85	79.3	623

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Scheduled Balance	Loans	Balance	Balance	%	%	FICO
4,582 - 50,000	1,521	47,760,100	3.0	10.55	92.0	621
50,001 - 100,000	2,036	151,462,509	9.6	8.99	82.1	609
100,001 - 150,000	1,787	222,544,731	14.1	8.18	78.9	611
150,001 - 200,000	1,398	244,511,649	15.5	7.77	77.4	612
200,001 - 250,000	902	201,883,182	12.8	7.66	77.7	617
250,001 - 300,000	593	162,931,772	10.3	7.63	77.9	624
300,001 - 350,000	408	132,065,860	8.4	7.48	78.8	626
350,001 - 400,000	291	108,698,013	6.9	7.46	79.0	634
400,001 - 450,000	192	81,224,990	5.2	7.40	80.2	636
450,001 - 500,000	149	70,917,417	4.5	7.29	80.7	650
500,001 - 550,000	79	41,432,888	2.6	7.39	81.0	643
550,001 - 600,000	59	33,991,528	2.2	7.05	80.7	639
600,001 - 650,000	40	25,096,018	1.6	7.07	81.6	644
650,001 - 700,000	23	15,562,815	1.0	6.92	76.4	659
700,001 - 750,000	29	21,259,721	1.3	6.89	80.1	640
750,001 - 800,000	4	3,154,770	0.2	6.43	74.1	646
800,001 - 850,000	4	3,308,096	0.2	6.31	73.9	650
850,001 - 900,000	4	3,513,898	0.2	6.77	81.2	709
900,001 - 945,142	4	3,764,363	0.2	6.21	70.5	682
Total:	9,523	1,575,084,318	100.0	7.85	79.3	623

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Original LTV (%) *	Loans	Balance	Balance	%	%	FICO
6.61 - 50.00	327	44,996,606	2.9	7.63	40.8	602
50.01 - 55.00	141	25,915,257	1.6	7.43	52.7	593
55.01 - 60.00	220	39,671,778	2.5	7.43	58.1	602
60.01 - 65.00	344	65,958,922	4.2	7.41	63.2	598
65.01 - 70.00	516	95,113,192	6.0	7.46	68.6	598
70.01 - 75.00	696	138,160,474	8.8	7.52	74.0	607
75.01 - 80.00	3,141	639,093,994	40.6	7.56	79.7	635
80.01 - 85.00	806	151,034,879	9.6	8.05	84.5	610
85.01 - 90.00	1,239	224,033,421	14.2	8.08	89.7	623
90.01 - 95.00	482	68,986,759	4.4	8.54	94.7	633
95.01 - 100.00	1,611	82,119,036	5.2	10.29	99.9	644
Total:	9,523	1,575,084,318	100.0	7.85	79.3	623

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Prepay Penalty in Years	Loans	Balance	Balance	%	%	FICO
0.00	3,274	436,420,439	27.7	8.48	81.2	622
0.50	5	473,794	0.0	8.85	78.7	653
1.00	379	78,280,132	5.0	7.96	78.4	628
2.00	4,509	839,013,586	53.3	7.58	79.6	619
3.00	1,353	220,502,651	14.0	7.56	75.3	633
5.00	3	393,717	0.0	7.79	56.6	584
Total:	9,523	1,575,084,318	100.0	7.85	79.3	623

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Documentation Type	Loans	Balance	Balance	%	%	FICO
Full	7,060	1,069,064,276	67.9	7.69	79.7	618
Reduced	1,189	242,211,195	15.4	7.82	80.9	640
Stated Income / Stated Assets	1,268	262,898,600	16.7	8.51	76.7	626
No Income / No Assets	6	910,247	0.1	8.99	64.4	642
Total:	9,523	1,575,084,318	100.0	7.85	79.3	623

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Occupancy Status	Loans	Balance	Balance	%	%	FICO
Primary	8,843	1,472,333,114	93.5	7.82	79.4	621
Second Home	52	12,690,022	0.8	7.64	80.2	667
Investor	628	90,061,182	5.7	8.33	78.4	649
Total:	9,523	1,575,084,318	100.0	7.85	79.3	623

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
State	Loans	Balance	Balance	%	%	FICO
California	1,341	401,252,078	25.5	7.28	76.7	639
Florida	1,082	193,003,599	12.3	7.86	78.7	619
Arizona	468	85,752,689	5.4	7.67	79.1	616
Illinois	443	76,615,159	4.9	8.19	82.0	624
Maryland	331	67,881,965	4.3	7.51	77.3	612
New York	302	62,986,080	4.0	8.07	77.3	632
Texas	592	57,488,972	3.6	8.43	81.2	610
New Jersey	251	55,402,768	3.5	8.09	76.4	613
Virginia	293	51,724,071	3.3	7.75	78.2	611
Georgia	246	32,312,935	2.1	8.27	83.1	617
Nevada	164	30,714,547	2.0	7.57	77.8	623
Washington	192	30,526,389	1.9	7.79	82.4	627
Colorado	183	29,470,464	1.9	7.59	84.0	629
Massachusetts	141	29,174,166	1.9	8.01	78.5	627
Minnesota	237	28,800,350	1.8	7.99	81.0	622
Other	3,257	341,978,086	21.7	8.35	82.5	611
Total:	9,523	1,575,084,318	100.0	7.85	79.3	623

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Purpose	Loans	Balance	Balance	%	%	FICO
Purchase	4,152	585,401,162	37.2	7.98	83.7	642
Refinance - Rate Term	642	94,462,745	6.0	8.12	80.3	621
Refinance - Cashout	4,729	895,220,411	56.8	7.73	76.4	610
Total:	9,523	1,575,084,318	100.0	7.85	79.3	623

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Product	Loans	Balance	Balance	%	%	FICO
Arm 1Y	24	5,670,840	0.4	7.71	82.3	630
Arm 2/28	5,283	1,003,777,220	63.7	7.69	79.4	617
Arm 2/28 - Balloon 40/30	423	98,624,077	6.3	7.71	78.8	633
Arm 2/28 - Dual 40/30	358	100,852,208	6.4	7.92	78.9	623
Arm 3/27	351	75,458,240	4.8	7.59	77.6	634
Arm 3/27 - Balloon 40/30	39	8,131,174	0.5	7.22	74.7	640
Arm 5/25	44	8,380,838	0.5	7.29	70.8	627
Arm 5/25 - Balloon 40/30	10	2,289,111	0.1	6.90	74.4	666
Arm 6 Month	4	1,967,185	0.1	9.07	86.1	660
Fixed Balloon 30/15	365	32,441,391	2.1	8.31	86.4	644
Fixed Balloon 40/30	31	5,998,611	0.4	7.98	74.8	627
Fixed Rate	2,591	231,493,424	14.7	8.62	79.8	632
Total:	9,523	1,575,084,318	100.0	7.85	79.3	623

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Property Type	Loans	Balance	Balance	%	%	FICO
Single Family Residence	7,930	1,271,482,585	80.7	7.84	79.2	620
PUD	550	107,847,973	6.8	7.84	80.6	616
Condo	557	90,158,124	5.7	7.84	81.0	640
2 Family	364	76,820,073	4.9	7.93	78.4	642
3-4 Family	122	28,775,563	1.8	8.02	77.7	645
Total:	9,523	1,575,084,318	100.0	7.85	79.3	623

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Margin (%)	Loans	Balance	Balance	%	%	FICO
1.00 - 4.00	369	97,106,347	7.4	6.42	76.2	655
4.01 - 4.50	413	103,577,268	7.9	6.78	79.0	631
4.51 - 5.00	482	101,423,808	7.8	7.20	82.0	628
5.01 - 5.50	1,119	248,193,948	19.0	7.63	79.2	634
5.51 - 6.00	1,735	358,201,998	27.4	7.68	78.1	614
6.01 - 6.50	1,017	172,971,224	13.3	8.03	81.2	608
6.51 - 7.00	543	98,730,358	7.6	8.34	78.2	608
7.01 - 7.50	317	49,039,210	3.8	8.56	79.7	609
7.51 - 8.00	262	38,586,900	3.0	9.09	78.6	595
8.01 - 8.50	189	25,312,281	1.9	9.51	80.6	579
8.51 - 9.00	67	9,723,117	0.7	9.83	81.1	592
9.01 - 10.65	23	2,284,435	0.2	10.79	78.9	604
Total:	6,536	1,305,150,893	100.0	7.70	79.1	620

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Months to Rate Reset	Loans	Balance	Balance	%	%	FICO
1 - 3	3	1,331,276	0.1	8.73	81.9	642
4 - 6	6	2,141,474	0.2	8.42	89.8	639
7 - 9	19	4,370,903	0.3	7.58	79.3	637
10 - 12	7	833,799	0.1	7.87	82.2	602
13 - 15	124	17,797,608	1.4	7.71	82.8	614
16 - 18	1,224	230,483,090	17.7	7.09	80.4	617
19 - 21	2,277	488,453,399	37.4	7.48	80.3	624
22 - 24	2,432	465,479,981	35.7	8.25	77.5	615
25 - 27	6	1,453,472	0.1	6.82	79.9	650
28 - 30	35	9,642,521	0.7	6.94	80.3	644
31 - 33	82	17,625,656	1.4	7.05	78.4	637
34 - 36	267	54,867,764	4.2	7.85	76.3	632
37 >=	54	10,669,949	0.8	7.21	71.6	636
Total:	6,536	1,305,150,893	100.0	7.70	79.1	620

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Maximum Rate (%)	Loans	Balance	Balance	%	%	FICO
10.76 - 11.50	65	17,067,078	1.3	5.75	72.3	650
11.51 - 12.00	315	88,645,920	6.8	6.01	75.0	650
12.01 - 12.50	522	132,548,744	10.2	6.47	76.7	643
12.51 - 13.00	901	220,825,744	16.9	6.95	78.0	630
13.01 - 13.50	847	188,107,662	14.4	7.38	80.2	627
13.51 - 14.00	863	174,678,236	13.4	7.81	79.4	622
14.01 - 14.50	855	158,026,394	12.1	8.24	80.5	610
14.51 - 15.00	823	139,003,843	10.7	8.64	80.7	605
15.01 - 15.50	561	82,286,683	6.3	9.10	80.4	598
15.51 - 16.00	452	61,916,424	4.7	9.47	80.7	584
16.01 - 16.50	150	19,412,092	1.5	9.90	82.1	579
16.51 - 17.00	114	14,728,885	1.1	10.32	82.3	563
17.01 - 17.50	46	5,516,263	0.4	10.92	81.2	562
17.51 - 18.00	18	2,019,381	0.2	11.35	76.6	551
18.01 - 18.24	4	367,542	0.0	11.80	76.4	535
Total:	6,536	1,305,150,893	100.0	7.70	79.1	620

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Minimum Rate (%)	Loans	Balance	Balance	%	%	FICO
2.13 - 4.50	685	177,118,828	13.6	6.56	77.8	641
4.51 - 5.50	575	122,408,013	9.4	7.27	83.6	622
5.51 - 6.00	304	66,558,474	5.1	6.76	78.9	628
6.01 - 6.50	378	83,490,816	6.4	6.69	76.6	637
6.51 - 7.00	614	143,518,726	11.0	6.99	77.4	629
7.01 - 7.50	686	141,742,689	10.9	7.40	78.5	627
7.51 - 8.00	851	167,238,413	12.8	7.84	78.0	622
8.01 - 8.50	692	129,121,539	9.9	8.31	79.9	610
8.51 - 9.00	691	116,737,376	8.9	8.78	80.1	608
9.01 - 9.50	467	72,395,470	5.5	9.27	80.0	595
9.51 - 10.00	358	53,753,211	4.1	9.77	81.3	580
10.01 - 10.50	123	17,785,930	1.4	10.27	79.6	576
10.51 - 11.00	62	8,036,055	0.6	10.75	82.5	552
11.01 - 11.50	32	3,458,508	0.3	11.28	79.9	568
11.51 - 12.20	18	1,786,847	0.1	11.72	76.5	548
Total:	6,536	1,305,150,893	100.0	7.70	79.1	620

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Initial Periodic Cap (%)	Loans	Balance	Balance	%	%	FICO
1.00	18	3,007,276	0.2	8.76	80.2	608
1.50	56	13,680,156	1.0	7.36	79.4	641
2.00	1,382	291,224,841	22.3	8.22	77.1	612
3.00	5,047	991,750,053	76.0	7.55	79.7	623
5.00	33	5,488,566	0.4	7.40	73.2	644
Total:	6,536	1,305,150,893	100.0	7.70	79.1	620

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Subsequent Periodic Cap (%)	Loans	Balance	Balance	%	%	FICO
1.00	5,970	1,187,410,423	91.0	7.68	79.0	620
1.50	284	47,276,354	3.6	7.87	80.9	621
2.00	282	70,464,116	5.4	7.87	80.2	621
Total:	6,536	1,305,150,893	100.0	7.70	79.1	620

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Interest Only Period (Months)	Loans	Balance	Balance	%	%	FICO
0	8,355	1,247,748,949	79.2	8.03	79.0	615
24	6	1,438,833	0.1	7.47	82.9	667
60	1,162	325,896,535	20.7	7.15	80.5	650
Total:	9,523	1,575,084,318	100.0	7.85	79.3	623

*

Note, for second liens, CLTV is employed in this calculation.

Statistical Collateral Summary – Group 1 Collateral

All information on the Mortgage Loans is approximate, includes a portion of the prefunding, and is based off of rolled scheduled balances as of the 4/01/06 cutoff date.  Approximately 20.8% of the mortgage loans do not provide for any payments of principal in the first two or  five years following origination.  The final numbers will be found in the prospectus supplement.   Thirty-day delinquencies and sixty-day delinquencies will represent less than 1.5% and 0.5% of the Mortgage Loans, respectively.  The Original Loan-to-Value (OLTV) ratio displayed in the tables below employs the Combined Loan-to-Value (CLTV) ratio in the case of second liens.

Total Number of Loans	3,865
Total Outstanding Loan Balance	$611,639,679*	Min	Max
Average Loan Current Balance	$158,251	$9,989	$668,000
Weighted Average Original LTV	79.4%**
Weighted Average Coupon	7.85%	4.99%	13.84%
Arm Weighted Average Coupon	7.83%
Fixed Weighted Average Coupon	7.93%
Weighted Average Margin	5.74%	2.13%	10.39%
Weighted Average FICO (Non-Zero)	623
Weighted Average Age (Months)	4
% First Liens	98.4%
% Second Liens	1.6%
% Arms	82.9%
% Fixed	17.1%
% of Loans with Mortgage Insurance	1.1%

*

Total Group 1 collateral will be approximately [$622,275,000]

**

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Current Rate (%)	Loans	Balance	Balance	%	%	FICO
4.99 - 5.50	22	4,691,903	0.8	5.36	71.9	671
5.51 - 6.00	148	32,858,565	5.4	5.87	69.6	660
6.01 - 6.50	280	58,430,804	9.6	6.33	71.2	631
6.51 - 7.00	528	109,897,564	18.0	6.81	75.2	627
7.01 - 7.50	405	74,495,825	12.2	7.31	80.9	634
7.51 - 8.00	437	72,600,587	11.9	7.80	80.8	631
8.01 - 8.50	490	76,666,396	12.5	8.30	82.6	618
8.51 - 9.00	512	77,771,651	12.7	8.78	82.5	611
9.01 - 9.50	334	45,008,376	7.4	9.27	82.0	604
9.51 - 10.00	242	29,847,479	4.9	9.79	84.4	590
10.01 - 10.50	133	12,273,349	2.0	10.28	85.5	590
10.51 - 11.00	70	5,790,926	0.9	10.80	91.7	588
11.01 - 11.50	52	3,809,188	0.6	11.30	88.9	582
11.51 - 12.00	64	2,480,739	0.4	11.86	91.8	596
12.01 - 13.84	148	5,016,328	0.8	12.44	98.1	619
Total:	3,865	611,639,679	100.0	7.85	79.4	623

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
FICO	Loans	Balance	Balance	%	%	FICO
Unavailable	2	237,679	0.0	11.33	85.0	NA
451 - 475	1	67,855	0.0	11.50	85.0	464
476 - 500	6	493,046	0.1	8.92	73.4	500
501 - 525	57	7,592,869	1.2	9.10	80.3	515
526 - 550	146	23,296,584	3.8	8.50	78.6	539
551 - 575	524	82,793,384	13.5	8.43	78.1	564
576 - 600	695	96,501,232	15.8	8.07	80.2	588
601 - 625	775	127,534,748	20.9	7.74	79.6	613
626 - 650	691	110,395,245	18.0	7.69	79.5	637
651 - 675	480	78,362,987	12.8	7.59	80.2	662
676 - 700	233	41,141,771	6.7	7.43	80.2	686
701 - 725	130	21,382,393	3.5	7.09	78.4	712
726 - 750	56	9,232,392	1.5	7.24	76.4	735
751 - 775	43	7,106,149	1.2	7.27	76.5	762
776 - 800	18	4,211,020	0.7	7.27	73.3	784
801 - 814	8	1,290,324	0.2	7.24	66.9	805
Total:	3,865	611,639,679	100.0	7.85	79.4	623

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Scheduled Balance	Loans	Balance	Balance	%	%	FICO
9,989 - 50,000	393	12,488,312	2.0	10.48	89.5	617
50,001 - 100,000	872	65,504,824	10.7	8.71	81.9	617
100,001 - 150,000	818	101,993,740	16.7	8.08	80.1	620
150,001 - 200,000	679	118,429,656	19.4	7.68	78.4	619
200,001 - 250,000	425	95,639,436	15.6	7.61	78.5	622
250,001 - 300,000	287	78,639,494	12.9	7.57	78.2	627
300,001 - 350,000	201	65,122,761	10.6	7.40	78.4	626
350,001 - 400,000	136	50,808,744	8.3	7.52	78.4	625
400,001 - 450,000	47	19,362,672	3.2	7.71	80.5	638
450,001 - 500,000	3	1,363,214	0.2	7.50	79.7	666
500,001 - 550,000	2	1,046,125	0.2	7.16	82.2	659
550,001 - 600,000	1	572,702	0.1	7.10	80.0	604
650,001 - 668,000	1	668,000	0.1	9.25	80.0	666
Total:	3,865	611,639,679	100.0	7.85	79.4	623

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Original LTV (%) *	Loans	Balance	Balance	%	%	FICO
6.61 - 50.00	145	21,336,409	3.5	7.24	40.0	628
50.01 - 55.00	65	11,546,098	1.9	6.98	52.5	624
55.01 - 60.00	84	15,740,004	2.6	7.09	58.3	627
60.01 - 65.00	127	24,438,945	4.0	7.02	63.2	615
65.01 - 70.00	196	37,331,029	6.1	7.06	68.7	612
70.01 - 75.00	272	54,263,886	8.9	7.23	73.9	619
75.01 - 80.00	1,128	192,755,020	31.5	7.69	79.7	634
80.01 - 85.00	532	87,664,904	14.3	8.28	84.6	599
85.01 - 90.00	754	117,116,697	19.1	8.23	89.7	621
90.01 - 95.00	228	31,721,790	5.2	8.64	94.7	628
95.01 - 100.00	334	17,724,897	2.9	10.01	99.9	639
Total:	3,865	611,639,679	100.0	7.85	79.4	623

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Prepay Penalty in Years	Loans	Balance	Balance	%	%	FICO
0.00	1,006	149,526,049	24.4	8.40	81.0	620
0.50	2	171,700	0.0	8.20	76.5	686
1.00	150	26,454,767	4.3	8.07	79.0	626
2.00	1,989	324,518,350	53.1	7.68	80.1	615
3.00	718	110,968,813	18.1	7.53	75.1	646
Total:	3,865	611,639,679	100.0	7.85	79.4	623

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Documentation Type	Loans	Balance	Balance	%	%	FICO
Full	2,839	429,940,556	70.3	7.62	79.8	620
Reduced	431	65,440,076	10.7	8.11	80.3	638
Stated Income / Stated Assets	593	116,043,288	19.0	8.52	77.3	622
No Income / No Assets	2	215,759	0.0	8.98	47.2	615
Total:	3,865	611,639,679	100.0	7.85	79.4	623

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Occupancy Status	Loans	Balance	Balance	%	%	FICO
Primary	3,457	554,764,309	90.7	7.77	79.1	619
Second Home	30	5,461,797	0.9	7.88	82.5	644
Investor	378	51,413,573	8.4	8.61	81.5	659
Total:	3,865	611,639,679	100.0	7.85	79.4	623

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
State	Loans	Balance	Balance	%	%	FICO
California	502	131,363,406	21.5	7.18	71.7	627
Florida	416	71,650,852	11.7	7.81	80.1	620
Illinois	199	35,142,328	5.7	8.34	84.2	627
Arizona	180	33,579,345	5.5	7.65	80.9	627
Maryland	135	28,415,839	4.6	7.30	80.1	624
New Jersey	110	23,893,521	3.9	7.90	77.6	617
Virginia	134	22,968,837	3.8	7.86	78.9	617
New York	104	20,272,141	3.3	7.92	76.2	631
Texas	194	19,377,082	3.2	8.36	82.1	625
Michigan	159	16,347,434	2.7	8.64	85.2	617
Washington	80	14,436,297	2.4	7.61	82.3	624
Minnesota	98	14,120,658	2.3	7.82	81.1	631
Ohio	145	13,555,509	2.2	8.63	85.8	615
Nevada	72	12,818,854	2.1	7.48	76.9	632
Colorado	81	12,669,493	2.1	7.69	83.4	628
Other	1,256	141,028,081	23.1	8.33	83.0	617
Total:	3,865	611,639,679	100.0	7.85	79.4	623

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Purpose	Loans	Balance	Balance	%	%	FICO
Purchase	1,186	128,316,755	21.0	8.39	84.4	635
Refinance - Rate Term	458	64,831,474	10.6	8.05	80.3	621
Refinance - Cashout	2,221	418,491,449	68.4	7.65	77.7	619
Total:	3,865	611,639,679	100.0	7.85	79.4	623

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Product	Loans	Balance	Balance	%	%	FICO
Arm 1Y	12	2,437,512	0.4	8.00	86.2	592
Arm 2/28	2,362	389,585,756	63.7	7.81	80.6	616
Arm 2/28 - Balloon 40/30	184	37,526,334	6.1	7.84	79.0	618
Arm 2/28 - Dual 40/30	156	39,514,102	6.5	8.09	78.4	602
Arm 3/27	157	29,186,928	4.8	7.81	78.0	627
Arm 3/27 - Balloon 40/30	19	3,069,391	0.5	7.66	77.1	630
Arm 5/25	18	3,002,613	0.5	7.22	73.2	623
Arm 5/25 - Balloon 40/30	5	1,287,063	0.2	6.83	73.0	642
Arm 6 Month	3	1,331,276	0.2	8.73	81.9	642
Fixed Balloon 30/15	99	9,967,105	1.6	7.57	79.3	658
Fixed Balloon 40/30	15	2,810,406	0.5	7.93	71.4	637
Fixed Rate	835	91,921,193	15.0	7.97	75.6	653
Total:	3,865	611,639,679	100.0	7.85	79.4	623

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Property Type	Loans	Balance	Balance	%	%	FICO
Single Family Residence	3,273	503,898,566	82.4	7.81	79.3	620
2 Family	172	31,639,602	5.2	8.12	78.4	638
Condo	200	30,673,186	5.0	7.83	80.8	632
PUD	152	29,399,448	4.8	7.97	80.7	617
3-4 Family	68	16,028,876	2.6	8.14	78.8	652
Total:	3,865	611,639,679	100.0	7.85	79.4	623

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Margin (%)	Loans	Balance	Balance	%	%	FICO
2.13 - 4.00	171	35,379,906	7.0	6.42	74.7	648
4.01 - 4.50	203	41,325,081	8.2	6.77	78.9	629
4.51 - 5.00	226	43,628,901	8.6	7.18	82.2	623
5.01 - 5.50	506	99,233,527	19.6	7.77	79.4	622
5.51 - 6.00	698	126,457,141	24.9	7.90	78.7	605
6.01 - 6.50	459	66,784,737	13.2	8.17	83.6	618
6.51 - 7.00	217	33,709,348	6.6	8.43	81.0	605
7.01 - 7.50	146	21,499,669	4.2	8.58	81.6	614
7.51 - 8.00	142	19,820,060	3.9	9.06	79.8	603
8.01 - 8.50	101	12,682,251	2.5	9.50	83.8	584
8.51 - 9.00	36	5,065,869	1.0	9.82	86.3	579
9.01 - 10.39	11	1,354,486	0.3	10.63	84.2	623
Total:	2,916	506,940,975	100.0	7.83	80.1	616

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Months to Rate Reset	Loans	Balance	Balance	%	%	FICO
1 - 3	3	1,331,276	0.3	8.73	81.9	642
4 - 6	3	557,835	0.1	8.40	89.9	581
7 - 9	9	2,085,306	0.4	7.68	82.3	603
10 - 12	4	369,623	0.1	8.05	87.9	587
13 - 15	58	5,798,302	1.1	8.11	86.0	624
16 - 18	455	72,276,322	14.3	7.31	80.2	611
19 - 21	1,106	199,916,775	39.4	7.56	81.2	618
22 - 24	1,079	188,059,542	37.1	8.32	79.2	614
25 - 27	5	977,661	0.2	6.42	70.1	656
28 - 30	14	2,914,303	0.6	7.27	80.5	638
31 - 33	34	6,659,945	1.3	6.98	78.8	632
34 - 36	123	21,704,409	4.3	8.17	77.6	623
37 >=	23	4,289,676	0.8	7.10	73.1	629
Total:	2,916	506,940,975	100.0	7.83	80.1	616

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Maximum Rate (%)	Loans	Balance	Balance	%	%	FICO
10.88 - 11.50	34	7,770,280	1.5	5.89	68.5	653
11.51 - 12.00	148	33,495,839	6.6	6.06	71.1	641
12.01 - 12.50	219	43,675,550	8.6	6.42	74.2	618
12.51 - 13.00	381	82,804,568	16.3	6.91	77.1	620
13.01 - 13.50	306	60,075,838	11.9	7.39	81.4	625
13.51 - 14.00	340	61,436,783	12.1	7.91	82.0	621
14.01 - 14.50	397	64,717,304	12.8	8.30	82.9	616
14.51 - 15.00	402	62,774,872	12.4	8.72	82.8	609
15.01 - 15.50	314	41,992,358	8.3	9.11	82.7	605
15.51 - 16.00	223	28,148,110	5.6	9.45	84.5	592
16.01 - 16.50	78	10,558,051	2.1	9.78	86.7	593
16.51 - 17.00	44	5,955,850	1.2	10.27	85.2	564
17.01 - 17.50	26	3,121,956	0.6	10.91	85.4	574
17.51 - 17.64	4	413,615	0.1	11.58	88.2	574
Total:	2,916	506,940,975	100.0	7.83	80.1	616

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Minimum Rate (%)	Loans	Balance	Balance	%	%	FICO
2.13 - 4.50	337	68,732,627	13.6	6.53	76.7	635
4.51 - 5.50	303	54,533,974	10.8	7.37	83.8	615
5.51 - 6.00	139	22,671,124	4.5	7.09	79.6	618
6.01 - 6.50	163	30,737,470	6.1	6.76	73.6	613
6.51 - 7.00	245	51,783,543	10.2	6.96	75.0	616
7.01 - 7.50	217	39,848,927	7.9	7.44	80.1	625
7.51 - 8.00	294	51,281,239	10.1	7.90	81.5	624
8.01 - 8.50	325	53,146,072	10.5	8.31	81.7	616
8.51 - 9.00	353	58,306,849	11.5	8.78	81.7	611
9.01 - 9.50	257	37,474,357	7.4	9.27	82.0	604
9.51 - 10.00	178	24,523,113	4.8	9.79	83.9	586
10.01 - 10.50	62	8,815,955	1.7	10.26	83.9	588
10.51 - 11.00	22	2,917,274	0.6	10.77	89.9	565
11.01 - 11.50	17	1,754,838	0.3	11.25	89.2	582
11.51 - 11.64	4	413,615	0.1	11.58	88.2	574
Total:	2,916	506,940,975	100.0	7.83	80.1	616

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Initial Periodic Cap (%)	Loans	Balance	Balance	%	%	FICO
1.00	15	2,703,417	0.5	8.87	80.4	607
1.50	22	4,444,383	0.9	7.45	80.1	620
2.00	589	115,335,260	22.8	8.23	78.6	607
3.00	2,276	381,954,309	75.3	7.71	80.6	619
5.00	14	2,503,606	0.5	7.19	72.2	632
Total:	2,916	506,940,975	100.0	7.83	80.1	616

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Subsequent Periodic Cap (%)	Loans	Balance	Balance	%	%	FICO
1.00	2,662	461,633,578	91.1	7.81	79.9	617
1.50	140	19,179,068	3.8	7.90	80.8	612
2.00	114	26,128,328	5.2	8.15	82.3	604
Total:	2,916	506,940,975	100.0	7.83	80.1	616

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Interest Only Period (Months)	Loans	Balance	Balance	%	%	FICO
0	3,294	484,628,939	79.2	7.99	79.4	616
24	2	485,970	0.1	7.49	79.2	661
60	569	126,524,770	20.7	7.29	79.2	646
Total:	3,865	611,639,679	100.0	7.85	79.4	623

*

Note, for second liens, CLTV is employed in this calculation.

Statistical Collateral Summary – Group 2 Collateral

All information on the Mortgage Loans is approximate, includes a portion of the prefunding, and is based off of rolled scheduled balances as of the 4/01/06 cutoff date.  Approximately 20.8% of the mortgage loans do not provide for any payments of principal in the first two or  five years following origination.  The final numbers will be found in the prospectus supplement.   Thirty-day delinquencies and sixty-day delinquencies will represent less than 1.5% and 0.5% of the Mortgage Loans, respectively.  The Original Loan-to-Value (OLTV) ratio displayed in the tables below employs the Combined Loan-to-Value (CLTV) ratio in the case of second liens.

Total Number of Loans	5,658
Total Outstanding Loan Balance	$963,444,639*	Min	Max
Average Loan Current Balance	$170,280	$4,582	$945,142
Weighted Average Original LTV	79.3%**
Weighted Average Coupon	7.85%	5.10%	13.74%
Arm Weighted Average Coupon	7.61%
Fixed Weighted Average Coupon	8.97%
Weighted Average Margin	5.67%	1.00%	10.65%
Weighted Average FICO (Non-Zero)	623
Weighted Average Age (Months)	4
% First Liens	93.8%
% Second Liens	6.2%
% Arms	82.8%
% Fixed	17.2%
% of Loans with Mortgage Insurance	1.1%

*

Total Group 2 collateral will be approximately [$977,725,100]

**

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Current Rate (%)	Loans	Balance	Balance	%	%	FICO
5.10 - 5.50	27	9,013,040	0.9	5.42	74.7	646
5.51 - 6.00	161	55,412,470	5.8	5.84	77.1	657
6.01 - 6.50	295	90,731,982	9.4	6.34	77.8	663
6.51 - 7.00	577	150,591,579	15.6	6.83	78.3	635
7.01 - 7.50	688	157,422,365	16.3	7.30	78.5	629
7.51 - 8.00	697	145,372,929	15.1	7.79	77.1	620
8.01 - 8.50	576	107,066,375	11.1	8.29	79.4	604
8.51 - 9.00	519	80,635,550	8.4	8.78	78.7	602
9.01 - 9.50	332	45,326,387	4.7	9.29	79.0	585
9.51 - 10.00	545	51,121,866	5.3	9.79	83.7	595
10.01 - 10.50	301	22,111,548	2.3	10.30	85.3	601
10.51 - 11.00	312	18,658,464	1.9	10.82	89.0	595
11.01 - 11.50	197	9,848,352	1.0	11.38	90.8	593
11.51 - 12.00	292	12,841,770	1.3	11.85	94.5	592
12.01 - 13.74	139	7,289,964	0.8	12.50	97.3	634
Total:	5,658	963,444,639	100.0	7.85	79.3	623

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
FICO	Loans	Balance	Balance	%	%	FICO
Unavailable	5	471,949	0.0	9.50	78.1	NA
451 - 475	1	104,621	0.0	8.62	69.3	453
476 - 500	14	1,964,405	0.2	9.51	68.3	498
501 - 525	348	50,903,556	5.3	8.98	69.2	515
526 - 550	517	83,062,942	8.6	8.57	71.1	538
551 - 575	446	71,564,702	7.4	8.21	76.8	564
576 - 600	935	136,128,214	14.1	8.04	79.3	589
601 - 625	980	153,183,866	15.9	7.77	80.1	613
626 - 650	951	162,743,797	16.9	7.69	82.3	638
651 - 675	708	135,905,950	14.1	7.46	82.5	662
676 - 700	363	75,409,280	7.8	7.39	82.9	686
701 - 725	191	43,561,685	4.5	7.27	80.7	713
726 - 750	110	22,847,705	2.4	7.29	80.8	738
751 - 775	60	16,578,588	1.7	7.40	81.3	760
776 - 800	28	8,266,180	0.9	7.29	78.4	784
801 - 814	1	747,199	0.1	6.38	75.0	814
Total:	5,658	963,444,639	100.0	7.85	79.3	623

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Scheduled Balance	Loans	Balance	Balance	%	%	FICO
4,581 - 50,000	1,128	35,271,788	3.7	10.58	92.9	622
50,001 - 100,000	1,164	85,957,685	8.9	9.19	82.3	603
100,001 - 150,000	969	120,550,991	12.5	8.26	77.9	603
150,001 - 200,000	719	126,081,993	13.1	7.86	76.3	605
200,001 - 250,000	477	106,243,745	11.0	7.71	76.9	612
250,001 - 300,000	306	84,292,278	8.7	7.69	77.7	621
300,001 - 350,000	207	66,943,099	6.9	7.56	79.1	625
350,001 - 400,000	155	57,889,269	6.0	7.40	79.5	641
400,001 - 450,000	145	61,862,318	6.4	7.31	80.1	636
450,001 - 500,000	146	69,554,203	7.2	7.28	80.8	650
500,001 - 550,000	77	40,386,763	4.2	7.39	81.0	643
550,001 - 600,000	58	33,418,827	3.5	7.05	80.7	639
600,001 - 650,000	40	25,096,018	2.6	7.07	81.6	644
650,001 - 700,000	22	14,894,815	1.5	6.81	76.2	659
700,001 - 750,000	29	21,259,721	2.2	6.89	80.1	640
750,001 - 800,000	4	3,154,770	0.3	6.43	74.1	646
800,001 - 850,000	4	3,308,096	0.3	6.31	73.9	650
850,001 - 900,000	4	3,513,898	0.4	6.77	81.2	709
900,001 - 945,143	4	3,764,363	0.4	6.21	70.5	682
Total:	5,658	963,444,639	100.0	7.85	79.3	623

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Original LTV (%) *	Loans	Balance	Balance	%	%	FICO
9.72 - 50.00	182	23,660,197	2.5	7.99	41.4	578
50.01 - 55.00	76	14,369,159	1.5	7.80	53.0	568
55.01 - 60.00	136	23,931,774	2.5	7.66	58.0	585
60.01 - 65.00	217	41,519,977	4.3	7.64	63.2	588
65.01 - 70.00	320	57,782,163	6.0	7.72	68.6	589
70.01 - 75.00	424	83,896,588	8.7	7.71	74.1	600
75.01 - 80.00	2,013	446,338,974	46.3	7.50	79.8	635
80.01 - 85.00	274	63,369,975	6.6	7.73	84.4	625
85.01 - 90.00	485	106,916,724	11.1	7.90	89.7	625
90.01 - 95.00	254	37,264,968	3.9	8.46	94.6	637
95.01 - 100.00	1,277	64,394,138	6.7	10.37	99.9	645
Total:	5,658	963,444,639	100.0	7.85	79.3	623

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Prepay Penalty in Years	Loans	Balance	Balance	%	%	FICO
0.00	2,268	286,894,389	29.8	8.53	81.3	623
0.50	3	302,094	0.0	9.21	80.0	634
1.00	229	51,825,365	5.4	7.91	78.2	630
2.00	2,520	514,495,237	53.4	7.51	79.2	622
3.00	635	109,533,838	11.4	7.60	75.5	620
5.00	3	393,717	0.0	7.79	56.6	584
Total:	5,658	963,444,639	100.0	7.85	79.3	623

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Documentation Type	Loans	Balance	Balance	%	%	FICO
Full	4,221	639,123,720	66.3	7.73	79.6	616
Reduced	758	176,771,118	18.3	7.71	81.1	641
Stated Income / Stated Assets	675	146,855,312	15.2	8.50	76.2	629
No Income / No Assets	4	694,488	0.1	8.99	69.8	650
Total:	5,658	963,444,639	100.0	7.85	79.3	623

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Occupancy Status	Loans	Balance	Balance	%	%	FICO
Primary	5,386	917,568,805	95.2	7.84	79.6	622
Second Home	22	7,228,225	0.8	7.47	78.4	684
Investor	250	38,647,609	4.0	7.96	74.3	635
Total:	5,658	963,444,639	100.0	7.85	79.3	623

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
State	Loans	Balance	Balance	%	%	FICO
California	839	269,888,672	28.0	7.33	79.1	645
Florida	666	121,352,747	12.6	7.90	77.9	619
Arizona	288	52,173,344	5.4	7.67	77.9	609
New York	198	42,713,938	4.4	8.15	77.8	633
Illinois	244	41,472,832	4.3	8.07	80.2	621
Maryland	196	39,466,126	4.1	7.67	75.3	603
Texas	398	38,111,889	4.0	8.46	80.8	603
Georgia	246	32,312,935	3.4	8.27	83.1	617
New Jersey	141	31,509,247	3.3	8.23	75.5	610
Virginia	159	28,755,233	3.0	7.67	77.7	606
Massachusetts	85	18,671,985	1.9	7.92	77.8	628
Nevada	92	17,895,693	1.9	7.63	78.4	616
Colorado	102	16,800,971	1.7	7.51	84.5	629
Washington	112	16,090,091	1.7	7.95	82.5	629
Pennsylvania	139	14,755,491	1.5	8.25	81.6	600
Other	1,753	181,473,444	18.8	8.30	81.4	608
Total:	5,658	963,444,639	100.0	7.85	79.3	623

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Purpose	Loans	Balance	Balance	%	%	FICO
Purchase	2,966	457,084,407	47.4	7.86	83.6	644
Refinance - Rate Term	184	29,631,271	3.1	8.29	80.2	621
Refinance - Cashout	2,508	476,728,962	49.5	7.80	75.2	602
Total:	5,658	963,444,639	100.0	7.85	79.3	623

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Product	Loans	Balance	Balance	%	%	FICO
Arm 1Y	12	3,233,328	0.3	7.50	79.4	659
Arm 2/28	2,921	614,191,463	63.7	7.61	78.6	618
Arm 2/28 - Balloon 40/30	239	61,097,743	6.3	7.63	78.7	643
Arm 2/28 - Dual 40/30	202	61,338,107	6.4	7.81	79.2	636
Arm 3/27	194	46,271,312	4.8	7.46	77.3	638
Arm 3/27 - Balloon 40/30	20	5,061,783	0.5	6.95	73.2	646
Arm 5/25	26	5,378,224	0.6	7.33	69.5	630
Arm 5/25 - Balloon 40/30	5	1,002,049	0.1	7.00	76.3	697
Arm 6 Month	1	635,909	0.1	9.79	95.0	697
Fixed Balloon 30/15	266	22,474,286	2.3	8.64	89.5	638
Fixed Balloon 40/30	16	3,188,205	0.3	8.02	77.8	619
Fixed Rate	1,756	139,572,230	14.5	9.04	82.6	618
Total:	5,658	963,444,639	100.0	7.85	79.3	623

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Property Type	Loans	Balance	Balance	%	%	FICO
Single Family Residence	4,657	767,584,019	79.7	7.85	79.2	620
PUD	398	78,448,525	8.1	7.80	80.5	616
Condo	357	59,484,937	6.2	7.85	81.1	644
2 Family	192	45,180,471	4.7	7.80	78.5	646
3-4 Family	54	12,746,688	1.3	7.88	76.3	637
Total:	5,658	963,444,639	100.0	7.85	79.3	623

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Margin (%)	Loans	Balance	Balance	%	%	FICO
1.00 - 4.00	198	61,726,441	7.7	6.42	77.0	658
4.01 - 4.50	210	62,252,187	7.8	6.78	79.1	633
4.51 - 5.00	256	57,794,907	7.2	7.22	81.8	632
5.01 - 5.50	613	148,960,421	18.7	7.53	79.0	642
5.51 - 6.00	1,037	231,744,856	29.0	7.56	77.8	618
6.01 - 6.50	558	106,186,487	13.3	7.95	79.6	601
6.51 - 7.00	326	65,021,010	8.1	8.30	76.7	610
7.01 - 7.50	171	27,539,541	3.5	8.55	78.3	605
7.51 - 8.00	120	18,766,840	2.4	9.12	77.4	586
8.01 - 8.50	88	12,630,030	1.6	9.51	77.4	574
8.51 - 9.00	31	4,657,248	0.6	9.84	75.5	606
9.01 - 10.65	12	929,949	0.1	11.01	71.2	575
Total:	3,620	798,209,918	100.0	7.61	78.5	623

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Months to Rate Reset	Loans	Balance	Balance	%	%	FICO
4 - 6	3	1,583,640	0.2	8.42	89.8	659
7 - 9	10	2,285,597	0.3	7.49	76.6	669
10 - 12	3	464,176	0.1	7.73	77.7	614
13 - 15	66	11,999,306	1.5	7.52	81.2	608
16 - 18	769	158,206,768	19.8	7.00	80.5	620
19 - 21	1,171	288,536,624	36.1	7.42	79.7	629
22 - 24	1,353	277,420,440	34.8	8.21	76.4	616
25 - 27	1	475,811	0.1	7.65	100.0	636
28 - 30	21	6,728,218	0.8	6.80	80.2	646
31 - 33	48	10,965,711	1.4	7.09	78.2	640
34 - 36	144	33,163,355	4.2	7.64	75.5	637
37 >=	31	6,380,273	0.8	7.28	70.6	640
Total:	3,620	798,209,918	100.0	7.61	78.5	623

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Maximum Rate (%)	Loans	Balance	Balance	%	%	FICO
10.76 - 11.50	31	9,296,797	1.2	5.63	75.5	648
11.51 - 12.00	167	55,150,081	6.9	5.97	77.4	655
12.01 - 12.50	303	88,873,194	11.1	6.50	78.0	656
12.51 - 13.00	520	138,021,176	17.3	6.97	78.5	636
13.01 - 13.50	541	128,031,824	16.0	7.37	79.7	628
13.51 - 14.00	523	113,241,453	14.2	7.75	78.0	623
14.01 - 14.50	458	93,309,090	11.7	8.19	78.9	606
14.51 - 15.00	421	76,228,971	9.5	8.58	79.1	601
15.01 - 15.50	247	40,294,325	5.0	9.10	78.0	592
15.51 - 16.00	229	33,768,314	4.2	9.48	77.6	577
16.01 - 16.50	72	8,854,041	1.1	10.03	76.7	562
16.51 - 17.00	70	8,773,035	1.1	10.35	80.4	562
17.01 - 17.50	20	2,394,307	0.3	10.93	75.8	547
17.51 - 18.00	14	1,605,767	0.2	11.29	73.7	546
18.01 - 18.24	4	367,542	0.0	11.80	76.4	535
Total:	3,620	798,209,918	100.0	7.61	78.5	623

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Minimum Rate (%)	Loans	Balance	Balance	%	%	FICO
2.25 - 4.50	348	108,386,201	13.6	6.57	78.4	645
4.51 - 5.50	272	67,874,039	8.5	7.19	83.4	628
5.51 - 6.00	165	43,887,350	5.5	6.59	78.6	634
6.01 - 6.50	215	52,753,347	6.6	6.65	78.3	651
6.51 - 7.00	369	91,735,182	11.5	7.01	78.7	637
7.01 - 7.50	469	101,893,761	12.8	7.38	77.9	628
7.51 - 8.00	557	115,957,174	14.5	7.81	76.5	621
8.01 - 8.50	367	75,975,466	9.5	8.30	78.6	606
8.51 - 9.00	338	58,430,527	7.3	8.78	78.4	605
9.01 - 9.50	210	34,921,113	4.4	9.28	78.0	585
9.51 - 10.00	180	29,230,098	3.7	9.75	79.1	574
10.01 - 10.50	61	8,969,976	1.1	10.28	75.3	565
10.51 - 11.00	40	5,118,781	0.6	10.73	78.3	544
11.01 - 11.50	15	1,703,670	0.2	11.32	70.3	552
11.51 - 12.20	14	1,373,232	0.2	11.76	73.0	540
Total:	3,620	798,209,918	100.0	7.61	78.5	623

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Initial Periodic Cap (%)	Loans	Balance	Balance	%	%	FICO
1.00	3	303,860	0.0	7.80	78.0	618
1.50	34	9,235,773	1.2	7.31	79.1	652
2.00	793	175,889,581	22.0	8.21	76.1	614
3.00	2,771	609,795,744	76.4	7.45	79.2	625
5.00	19	2,984,960	0.4	7.58	74.1	655
Total:	3,620	798,209,918	100.0	7.61	78.5	623

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Subsequent Periodic Cap (%)	Loans	Balance	Balance	%	%	FICO
1.00	3,308	725,776,845	90.9	7.60	78.4	622
1.50	144	28,097,286	3.5	7.85	80.9	627
2.00	168	44,335,787	5.6	7.71	79.0	631
Total:	3,620	798,209,918	100.0	7.61	78.5	623

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Interest Only Period (Months)	Loans	Balance	Balance	%	%	FICO
0	5,061	763,120,010	79.2	8.05	78.8	615
24	4	952,863	0.1	7.46	84.7	670
60	593	199,371,766	20.7	7.07	81.3	652
Total:	5,658	963,444,639	100.0	7.85	79.3	623

*

Note, for second liens, CLTV is employed in this calculation.